ASSIGNMENT OF RIGHTS AGREEMENT



                                     between




                          DOLPHIN TRADE & FINANCE, LTD.
                                    Assignor

                                       and

                         MIDWEST EXPRESS AIRLINES, INC.,
                                    Assignee






                             dated November 14, 1997




                 Eight McDonnell Douglas Model DC-9-81 Aircraft
                    Manufacturer's Serial Nos. 48029, 48030,
                   48031, 48032, 48033, 48070, 48071 and 48072







                        Feltman, Karesh, Major & Farbman,
                          Limited Liability Partnership
                               Carnegie Hall Tower
                              152 West 57th Street
                            New York, New York 10019

                                TABLE OF CONTENTS


                                                                         Page

   SECTION 1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . .
         1
         1.1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2.  Interpretation  . . . . . . . . . . . . . . . . . . . . . . 7

   SECTION 2.  Transfer of Purchase Rights   . . . . . . . . . . . . . . . 8
         2.1.  Transfer of Purchase Rights   . . . . . . . . . . . . . . . 8
         2.2.  Down Payments; Initial Payment  . . . . . . . . . . . . . . 8
         2.3.  Designation of Aircraft; Change in Scheduled Delivery Date  9
         2.4.  Purchase Price and Title Transfer   . . . . . . . . . . . . 9
         2.5.  Account; Nature of Payments   . . . . . . . . . . . . . .  10
         2.6.  Condition Upon Delivery   . . . . . . . . . . . . . . . .  10
         2.7.  Inspection  . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8.  Alternate Delivery Mechanism  . . . . . . . . . . . . . .  11
         2.9.  Binding Obligations   . . . . . . . . . . . . . . . . . .  13
         2.10. Correction of Certain Post-Stripping Discrepancies  . . .  13
         2.11. Delivery of Upgrade Kits  . . . . . . . . . . . . . . . .  14
         2.12. Delivery Condition Financial Adjustments  . . . . . . . .  14

   SECTION 3.  Conditions to Agreement and Closing   . . . . . . . . . .  15
         3.1.  Conditions to Effectiveness of this Agreement Against
               Assignee  . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2.  Conditions to Effectiveness of this Agreement Against
               Assignor  . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.3.  Assignee's Delivery Date Conditions   . . . . . . . . . .  16
         3.4.  Assignor's Delivery Date Conditions   . . . . . . . . . .  17
         3.5.  Additional Delivery Date Conditions   . . . . . . . . . .  18

   SECTION 4.  Sales Taxes   . . . . . . . . . . . . . . . . . . . . . .  19
         4.1.  Sales Taxes   . . . . . . . . . . . . . . . . . . . . . .  19
         4.2.  Assignor Liable for Sales Taxes Generally   . . . . . . .  19
         4.3.  Assignee Liable for Sales Taxes on Resale Aircraft  . . .  19
         4.4.  Cooperation   . . . . . . . . . . . . . . . . . . . . . .  19

   SECTION 5.  Representations, Warranties and Covenants of Assignor   .  20
         5.1.  Organization, Power and Authority   . . . . . . . . . . .  20
         5.2.  Non-Contravention   . . . . . . . . . . . . . . . . . . .  20
         5.3.  Enforceability  . . . . . . . . . . . . . . . . . . . . .  20
         5.4.  No Consent  . . . . . . . . . . . . . . . . . . . . . . .  20
         5.5.  Copies of JFS Documents   . . . . . . . . . . . . . . . .  21

   SECTION 6.  Representations, Warranties and Covenants of Assignee   .  21
         6.1.  Organization, Power and Authority   . . . . . . . . . . .  21
         6.2.  Non-Contravention   . . . . . . . . . . . . . . . . . . .  21
         6.3.  Enforceability  . . . . . . . . . . . . . . . . . . . . .  21
         6.4.  No Consent  . . . . . . . . . . . . . . . . . . . . . . .  22
         6.5.  Insurance   . . . . . . . . . . . . . . . . . . . . . . .  22

   SECTION 7.  Disclaimer of Additional Warranties   . . . . . . . . . .  22

   SECTION 8.  Release   . . . . . . . . . . . . . . . . . . . . . . . .  22

   SECTION 9.  Termination Upon Total Loss   . . . . . . . . . . . . . .  23

   SECTION 10. Termination Events, Remedies and Damages  . . . . . . . .  23
         10.1. Assignee Termination Events   . . . . . . . . . . . . . .  23
         10.2. Assignor Termination Events   . . . . . . . . . . . . . .  24
         10.3. Termination, Damages and Remedies   . . . . . . . . . . .  25

   SECTION 11. Applicable Law  . . . . . . . . . . . . . . . . . . . . .  27
         11.1. Construction  . . . . . . . . . . . . . . . . . . . . . .  27
         11.2. Jurisdiction  . . . . . . . . . . . . . . . . . . . . . .  27
         11.3. Waiver of Objection to Venue  . . . . . . . . . . . . . .  27
         11.4. Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .  27
         11.5. Service of Process by Mail  . . . . . . . . . . . . . . .  27

   SECTION 12. Additional Provisions   . . . . . . . . . . . . . . . . .  28
         12.1. Successors and Assigns  . . . . . . . . . . . . . . . . .  28
         12.2. Entire Agreement  . . . . . . . . . . . . . . . . . . . .  28
         12.3. Notices   . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.4. Expenses  . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.5. Survival  . . . . . . . . . . . . . . . . . . . . . . . .  30
         12.6. No Brokers  . . . . . . . . . . . . . . . . . . . . . . .  30
         12.7. No Waiver of Enforcement  . . . . . . . . . . . . . . . .  30
         12.8. Counterparts  . . . . . . . . . . . . . . . . . . . . . .  30
         12.9. Further Assurances  . . . . . . . . . . . . . . . . . . .  30

   SCHEDULE 1 -- DELIVERY DATES AND PURCHASE PRICE . . . . . . . . . . . . 32

   SCHEDULE 2 -- INSURANCE REQUIREMENTS  . . . . . . . . . . . . . . . . . 33

   SCHEDULE 3 -- LIST OF TECHNICAL RECORDS . . . . . . . . . . . . . . . . 37

   EXHIBIT A -- FORM OF ACCEPTANCE CERTIFICATE . . . . . . . . . . . . . . 44

   EXHIBIT B -- FORM OF ASSIGNMENT AGREEMENT . . . . . . . . . . . . . . . 45

   EXHIBIT C -- CONSENT AND AGREEMENT  . . . . . . . . . . . . . . . . . . 47

   EXHIBIT D -- FORM OF TECHNICAL ACCEPTANCE CERTIFICATE . . . . . . . . . 49

   EXHIBIT E -- FORM OF DOLPHIN TRUSTEE'S BILL OF SALE . . . . . . . . . . 50





                         ASSIGNMENT OF RIGHTS AGREEMENT



               This ASSIGNMENT OF RIGHTS AGREEMENT, dated November 14, 1997 (this "Agreement"), is between Dolphin Trade & Finance, Ltd., a British Virgin Islands corporation (the "Assignor"), and Midwest Express Airlines, Inc., a Wisconsin corporation (the "Assignee").

   RECITALS:

             (A) Pursuant to the Forward Purchase Agreement, Assignor has the right to purchase from JFS Aircraft Holdings Co., Ltd. ("JFS") the airframe, engines, parts, documentation and data described in this Agreement, all of which are currently on lease to Japan Air Systems Co., Ltd. ("JAS").

             (B) Assignor desires to assign to Assignee as of each Delivery Date for each Aircraft all of its right, title and interest under the Forward Purchase Agreement related to such Aircraft and its obligation under the Forward Purchase Agreement to pay the purchase price for such Aircraft, and Assignee desires to assume such right, title, interest and obligation to purchase the Aircraft from JFS.

             NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Assignor and Assignee agree as follows:

   SECTION 1.  DEFINITIONS

             1.1. Definitions. In addition to the terms and expressions defined elsewhere in this Agreement, the following terms and expressions shall have the following meanings:

             "Acceptance Certificate" means, with respect to each Aircraft, the Acceptance Certificate signed by Assignee on the relevant Delivery Date for such Aircraft substantially in the form attached as Exhibit A.

             "Actual Cost" means actual cost of replacement parts plus the cost of the associated labor at Assignee's lowest labor rates charged to third parties (if the work is performed by Assignee) or at third party costs charged to Assignee (if the work is performed by third parties) and shall in no event include late charges, interest or other similar amounts.

             "Additional Insured" means (i) the Indemnitees, (ii) JFS, (iii) Credit Lyonnais, Tokyo Branch, Nippon Aircraft Leasing, Inc., Ryoshin Leasing Corporation and The Toyo Trust & Banking Co., Ltd., as lenders to JFS (the "Lenders"), (iv) Credit Lyonnais, Tokyo Branch as agent for the Lenders, (v) the Mortgagee, and (vi) Credit Lyonnais/PK AIRFINANCE.

             "Affiliate" means, in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person. For purposes of this definition, "control" of any Person means ownership of a majority of the voting power of such Person.

             "Aircraft" means, collectively, each of the Airframes and its related Engines and Technical Records and, individually, any of such Airframes and its related Engines and Technical Records.

             "Airframe" means each of eight McDonnell Douglas Model DC-9-81 airframes bearing manufacturer's serial nos. 48029, 48030, 48031, 48032, 48033, 48070, 48071 and 48072, excluding the Engines related to such airframe or any engine from time to time installed on such airframe and including any and all Parts attached to, incorporated in, installed on or appurtenant to such airframe.

             "Applicable Law" means all applicable (i) laws, treaties and international agreements of any national government, (ii) laws of any state, province, territory, locality or other political subdivision of a national government, and (iii) rules, regulations, judgments, decrees, orders, injunctions, writs, directives, licenses and permits of any Governmental Body or arbitration authority.

             "Assignee Potential Termination Event" means an Assignee Termination Event or an event that, with the giving of notice, the passage of time, or both, would constitute an Assignee Termination Event.

             "Assignee Termination Event" has the meaning given such term in
   Section 10.1.

             "Assignee's Counsel" means Foley & Lardner with offices at Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.

             "Assignment Agreement" means, for each Aircraft, an Assignment Agreement in the form attached as Exhibit B pursuant to which, on the Delivery Date for such Aircraft, Assignor shall assign to Assignee all right, title and interest of Assignor under the Forward Purchase Agreement relating to such Aircraft and the obligation to pay the JFS Purchase Price for such Aircraft on such Delivery Date.

             "Assignor Potential Termination Event" means an Assignor Termination Event or an event that, with the giving of notice, the passage of time or both, would constitute an Assignor Termination Event.

             "Assignor Termination Event" has the meaning given such term in
   Section 10.2.

             "Assignor's Counsel" means Feltman, Karesh, Major & Farbman, Limited Liability Partnership with offices at Carnegie Hall Tower, 152 West 57th Street, New York, New York 10019.

             "Bills of Sale" means, with respect to each Aircraft, the FAA Bill of Sale covering such Airframe and the Warranty Bill of Sale covering such Aircraft.

             "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York and Tokyo, Japan are authorized or required to be closed.

             "Consent and Agreement" means a Consent and Agreement, dated the date of this Agreement, by JFS in the form attached as Exhibit C pursuant to which, among other things, JFS consents to the assignment of Assignor's rights to purchase each Aircraft on its respective Delivery Date pursuant to the Assignment Agreement for such Aircraft.

             "Delivery" means, with respect to each Aircraft, the transfer to Assignee of title to such Aircraft in accordance with this Agreement by the delivery to Assignee of the applicable Warranty Bill of Sale covering such Aircraft.

             "Delivery Date" means for each Aircraft the date on which the Delivery of such Aircraft occurs.

             "Delivery Location" means (i) for each Aircraft other than a Resale Aircraft, the location for delivery of such Aircraft determined pursuant to Section 2.2 of the Forward Purchase Agreement, and (ii) for each Resale Aircraft, the location determined pursuant to Section 2.8(b).

             "Dollars" or "$" means the legal currency of the United States of America.

             "Dolphin Trustee" means First Security Bank, National Association or another commercial bank or trust company reasonably selected by Assignor, acting as owner trustee pursuant to a trust agreement that qualifies such trustee as a "citizen of the United States" for purposes of 11 U.S.C. Section 40102(a)(15).

             "Down Payments" means, collectively, the First Down Payment and the Second Down Payment.

             "Engines" means the 16 Pratt & Whitney Model JT8D-217C aircraft engines meeting the requirements set forth in Article 17.2(3) of the Lease and any and all Parts attached to, incorporated in, installed on or appurtenant to any such engine and, with respect to any Airframe, the two Engines specifically identified in the Acceptance Certificate and Warranty Bill of Sale with respect to such Airframe.

             "FAA" means the U.S. Federal Aviation Administration or any successor agency administering Subtitle VII of Title 49 of the United States Code.

             "FAA Bill of Sale" means (i) with respect to each Aircraft other than a Resale Aircraft, the FAA form bill of sale (AC Form 8050-2) transferring title to the Airframe from JFS to Assignee, and (ii) with respect to each Resale Aircraft, the FAA form bill of sale (AC Form 8050-
   2) transferring title to the Airframe from the Dolphin Trustee to Assignee.

             "First Down Payment" means the amount of $   *   .
   ___________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

             "Forward Purchase Agreement" means the Forward Purchase Agreement dated as of December 15, 1995 between JFS, as seller, and Assignor, as buyer, as amended by Amendment No. 1 to Forward Purchase Agreement, dated as of September 30, 1997, between JFS and Assignor, and as supplemented by the letter agreement, dated November 13, 1997, between JFS and Assignor.

             "Governmental Body" means any department, commission, board, bureau, court, legislature, agency, instrumentality or authority of any national government or any political subdivision thereof.

             "Indemnitees" means Assignor and its shareholders, Affiliates, subsidiaries, directors, officers, agents and employees and, with respect to any Resale Aircraft, the Dolphin Trustee and its shareholders, Affiliates, subsidiaries, directors, officers, agents and employees.

             "Initial Payment" means, with respect to each Aircraft, the
   amount of $   *    due to be paid by Assignee to Assignor 90 days before
   the Scheduled Delivery Date for such Aircraft.
   ___________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

             "JAA" means from time to time the Governmental Body of Japan that has jurisdiction over the registration, airworthiness and operation of the Aircraft.

             "JFS Purchase Price" means the "Purchase Price" as such term is defined in the Forward Purchase Agreement.

             "Lease" means, collectively, (i) the Aircraft Lease Agreement, dated as of December 15, 1995, between JFS and JAS with respect to the Aircraft , (ii) the Aircraft Lease Agreement, dated September 30, 1997, between JFS and Lessee with respect to the Aircraft bearing manufacturer's serial no. 48031, (iii) the Aircraft Lease Agreement, dated September 30, 1997, between JFS and Lessee with respect to the Aircraft bearing manufacturer's serial no. 48033, and (iv) the Memorandum of Understanding for Lease Extension, dated 28 March 1997, between Lessee, JFS and Assignor.

             "LIBOR" means for each Monthly Period the USD-LIBOR-BBA rate for one-month periods that appears on Telerate Page 3750 at or about 11:00 a.m. London time on the second London Banking Day before the first day of such Monthly Period. If no quotation appears on Telerate Page 3750, "LIBOR" shall be the rate per annum determined by the Paying Agent to be the average (rounded to the nearest hundredth of one percent) of the rates at which Dollar deposits are offered for one-months periods by leading reference banks to banks in the London Interbank Market at or about 11:00 a.m. London time on the second London Banking Day before the first day of such Monthly Period. If fewer than two quotations are provided by such reference banks, the applicable rate will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m. New York City time on the Business Day which is two Business Days before the first day of such Monthly Period for loans in Dollars to leading European banks for the one-month period during the applicable Monthly Period and in an amount equal to the amount of the aggregate Down Payments and Initial Payments then held by Paying Agent.

             "Lien" means any mortgage, chattel mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or lease in the nature thereof (including any conditional sales agreement, equipment trust agreement or other title retention agreement), statutory rights in rem or claim of any kind whatsoever.

             "London Banking Day" means a day on which foreign exchange markets in London, England and in New York City, New York are open for the transaction of the business required for the Paying Agent to determine LIBOR.

             "Manufacturer" means The Boeing Company, as successor by merger to the McDonnell Douglas Corporation.

             "Monthly Period" means the period beginning on the 5th day of any calendar month (commencing September 5, 1997) and ending on the 4th day of the next succeeding calendar month.

             "Mortgagee" means Credit Lyonnais, Tokyo Branch, as security agent for the Lenders.

             "Operative Documents" means this Agreement, the Assignment Agreement for each Aircraft, the Consent and Agreement, the Acceptance Certificate for each Aircraft, the Technical Acceptance Certificate for each Resale Aircraft, the Bills of Sale for each Aircraft, the Releases of Mortgage for each Aircraft and the Paying Agency Agreement.

             "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment or components of whatever nature (other than complete Engines or engines) incorporated in, installed in, attached to or appurtenant to the Aircraft.

             "Paying Agent" means Credit Lyonnais/PK AIRFINANCE, a corporation organized and existing under the laws of the Grand Duchy of Luxembourg.

             "Paying Agency Agreement" means the Paying Agency Agreement, dated the date of this Agreement, between Assignee, Assignor and the Paying Agent pursuant to which the Paying Agent will receive and disburse the JFS Purchase Price and the Purchase Price for each Aircraft on the Delivery Date.

             "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Body.

             "Post-Stripping Discrepancies" means discrepancies found to the Aircraft following the stripping of paint from the Airframe as a result of
   (i) lightning strikes to the Airframe not having been repaired or treated in accordance with the SRM, and (ii) damage caused by sanding of paint during previous painting of the Airframe not repaired in accordance with the SRM, but excluding in each case any discrepancy that was discovered before return of the Aircraft under the Lease and that JAS was required to correct in accordance with the terms of the Lease.

             "Purchase Price" means, with respect to each Aircraft, the amount set forth on Schedule 1 for such Aircraft.

             "Resale Aircraft" has the meaning set forth in Section 2.8.

             "Releases of Mortgage" means, with respect to each Aircraft, (i) the release to be executed by Mortgagee extinguishing the Liens of the security agreements in favor of the Mortgagee in such Aircraft and in the Forward Purchase Agreement with respect to such Aircraft, and (ii) the release to be executed by Assignor extinguishing the Liens of the security agreements in favor of Assignor in such Aircraft and in the Forward Purchase Agreement with respect to such Aircraft, in each case in scope and form reasonably acceptable to Assignee.

             "Second Down Payment" means the amount of $   *   .

   __________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

             "Scheduled Delivery Date" means for a particular Aircraft one of the dates set forth on Schedule 1.

             "Special FAA Counsel" means Fellers, Snider, Blankenship, Bailey & Tippens with offices at Bank One Tower, 100 North Broadway, Suite 1700, Oklahoma City, Oklahoma 73102.

             "SRM" means the Structural Repair Manual as promulgated from time to time by the Manufacturer.

             "Technical Acceptance Certificate" means, with respect to a Resale Aircraft, an acceptance certificate in the form attached as Exhibit D.

             "Technical Records" means, with respect to each Aircraft, the records, logs, manuals and other documentation and data that JAS has maintained with respect to the Aircraft and is obligated to transfer to JFS pursuant to the Lease.

             "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as Assignor, Assignee and the Paying Agent may agree to be nominated as the information vendor) for the purpose of displaying London Interbank Offered Rates of leading reference banks.

             "Total Purchase Price" means $   *    .
   ___________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

             "Upgrade Kits" means the parts and documentation set forth in the Manufacturer's Kit Configuration Notices K699, K691, K620 and K507 to convert three McDonnell Douglas Model DC-9-81 aircraft to McDonnell Douglas Model DC-9-82 aircraft, as purchased by Assignor from the Manufacturer pursuant to Letter C1-L44-97-P1574C, dated February 13, 1997.

             "Warranty Bill of Sale" means (i) with respect to each Aircraft other than a Resale Aircraft, a Full Warranty Bill of Sale substantially in the form attached as Exhibit A to the Forward Purchase Agreement, as amended pursuant to the Consent and Agreement, and (ii) with respect to each Resale Aircraft, a bill of sale in the form attached as Exhibit E.

             1.2. Interpretation. This Agreement shall be governed by and interpreted in accordance with the following provisions:

             (a) Headings and divisions in this Agreement are made and employed for convenience and reference only and are not intended to affect the interpretation of this Agreement.

             (b) References in this Agreement to a "Section", "Schedule" or "Exhibit", unless otherwise indicated, shall refer to a Section, Schedule or Exhibit of or to this Agreement.

             (c) Unless otherwise indicated, any law, statute, treaty or ordinance defined or referred to in this Agreement means or refers to such law, statute, treaty or ordinance as amended from time to time, any successor or replacement law, statute, treaty or ordinance as amended from time to time, and the rules and regulations promulgated from time to time under such law, statute, treaty or ordinance.

             (d) Unless otherwise indicated, any agreement defined or referred to in this Agreement means or refers to such agreement as amended, modified or supplemented from time to time or as the terms of such agreement are waived or modified, in each case in accordance with its terms and as permitted under this Agreement.

             (e) Terms defined in this Agreement in the singular include the plural of such terms, and terms defined in this Agreement in the plural include the singular of such terms.

             (f) The term "including", when used in this Agreement, means "including without limitation" and "including but not limited to".

   SECTION 2.  TRANSFER OF PURCHASE RIGHTS

             2.1. Transfer of Purchase Rights. Subject to the satisfaction of the conditions set forth in Section 3, on the Delivery Date for each Aircraft (except as provided in Section 2.8), Assignor shall assign to Assignee (a) all of Assignor's right, title and interest under the Forward Purchase Agreement with respect to such Aircraft and (b) Assignor's obligation under the Forward Purchase Agreement to pay the JFS Purchase Price for such Aircraft, and Assignee shall accept such assignment and shall purchase such Aircraft from JFS pursuant to the Forward Purchase Agreement, except that the Assignor hereby reserves and does not transfer its right, title and interest in any indemnities, insurance proceeds or other payments under the Forward Purchase Agreement in favor of the Assignor relating to any Aircraft to the extent that such indemnities, insurance proceeds or payments were paid, accrued in favor of or became payable to Assignor prior to the Delivery Date for such Aircraft (collectively, and individually for each Aircraft, the "Reserved Rights"). In consideration for the assignment to Assignee of such rights, title, interest and obligation for all Aircraft other than Aircraft sold pursuant to Section 2.8, and in consideration for the sale by Assignor of the Aircraft covered by Section 2.8, Assignee shall pay the Total Purchase Price in accordance with the terms of this Agreement. Except for the obligation to pay the JFS Purchase Price, Assignee shall not be liable for any of the obligations or duties of Assignor under the Forward Purchase Agreement, all of which obligations (including the obligations pursuant to Section 12(b) of the Forward Purchase Agreement) shall be retained by Assignor. Assignor and Assignee expressly acknowledge and agree for the benefit of JFS that Assignor shall remain fully liable to perform all of the duties and to fulfill all of the obligations of Assignor under the Forward Purchase Agreement (i) to the extent Assignee is relieved of its obligations hereunder by virtue of a default by Assignor to perform its obligations hereunder or (ii) that have not been expressly assigned to Assignee hereunder or expressly assumed by JFS in the Consent and Agreement.

             2.2. Down Payments; Initial Payment. (a) On July 9, 1997, Assignee paid the First Down Payment to the Paying Agent on behalf of Assignor, receipt of which is acknowledged by Assignor. On September 5, 1997, Assignee paid the Second Down Payment to the Paying Agent on behalf of Assignor, receipt of which is acknowledged by Assignor. On September 22, 1997, Assignee paid the Initial Payment with respect to the first Aircraft to be delivered to the Paying Agent on behalf of the Assignor, receipt of which is acknowledged by Assignor.

             (b) On or before the date that is 90 days before each Scheduled Delivery Date, Assignee shall make an Initial Payment to Assignor that, upon identification pursuant to Section 2.3 of the Aircraft to be delivered on or about such Scheduled Delivery Date, will become the Initial Payment with respect to such Aircraft. So long as no Assignee Termination Event has occurred and is continuing, (i) at the time the Initial Payment is due for each of the third through seventh Aircraft to be Delivered to Assignee pursuant to this Agreement and the Forward
   Purchase Agreement, Assignor shall apply $    *     from the aggregate
   amount of Down Payments to such Initial Payment so that the payment to be
   made by Assignee in each case shall be $   *    and (ii) at the time the
   Initial Payment is due for the eighth Aircraft to be Delivered to Assignee pursuant to this Agreement and the Forward Purchase Agreement, Assignor shall apply the remaining amount of the Down Payments then held by the Paying Agent to such Initial Payment so that the payment to be made by
   Assignee shall be $    *    minus the amount of the Down Payments then
   held by Paying Agent.

   ___________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

             (c) Pursuant to the Paying Agency Agreement, interest on all Down Payments and Initial Payments held by the Paying Agent shall accrue beginning and with effect from September 5, 1997 until the Down Payments and Initial Payments are applied pursuant to this Agreement. Interest shall accrue during each Monthly Period on the Down Payments and any Initial Payments held by the Paying Agent from time to time during such Monthly Period at an interest rate per annum equal to LIBOR minus 0.25%, and so long as no Assignee Potential Termination Event has occurred and is continuing, all interest accrued on the Down Payments and the Initial Payments shall be paid to Assignee on the 15th day of January, April, July and October, beginning January 15, 1998, and promptly following the Delivery of the eighth Aircraft to Assignee pursuant to this Agreement and the Forward Purchase Agreement.

             2.3. Designation of Aircraft; Change in Scheduled Delivery Date.
   (a) At least 60 days before each of the Scheduled Delivery Dates listed in Schedule 1, Assignor shall specify by written notice to Assignee the Aircraft to be delivered on such Scheduled Delivery Date. Assignor shall not amend any Scheduled Delivery Date with JFS to either postpone or accelerate such Scheduled Delivery Date in an amount greater than 15 days without the prior written consent of Assignee, but this sentence shall not affect the provisions of Section 3.3 of the Forward Purchase Agreement. Any amendment to the Scheduled Delivery Date of any Aircraft shall be promptly reflected in an amendment to Schedule 1 to this Agreement.

             (b) In the event that Assignor is required to purchase one or more Aircraft before the remaining Scheduled Delivery Dates pursuant to the provisions of Section 3.3 of the Forward Purchase Agreement, Assignor shall be obligated to sell to Assignee and Assignee shall be obligated to purchase from Assignor such Aircraft on the Scheduled Delivery Dates (and not earlier unless Assignee otherwise agrees), for the Purchase Price, in the delivery condition required pursuant to Section 2.6 and giving Assignee inspection rights at least equal to those it would have enjoyed pursuant to Section 2.7.

             2.4. Purchase Price and Title Transfer. (a) At least two Business Days in advance of the Scheduled Delivery Date for each Aircraft, Assignee shall deposit the Purchase Price for such Aircraft, less the Initial Payment for such Aircraft, with the Paying Agent pursuant to the Paying Agency Agreement. If the Purchase Price for such Aircraft is less than the JFS Purchase Price for such Aircraft, at least two Business Days in advance of the Scheduled Delivery Date for such Aircraft, Assignor shall deposit the balance of the JFS Purchase Price for such Aircraft with the Paying Agent pursuant to the Paying Agency Agreement.

             (b) On the Delivery Date for each Aircraft (other than a Resale Aircraft), Assignor shall assign to Assignee and Assignee shall assume all of Assignor's right, title and interest with respect to such Aircraft under the Forward Purchase Agreement, including Assignor's right to purchase such Aircraft from JFS, and Assignor shall assign to Assignee and Assignee shall assume Assignor's obligation to pay the JFS Purchase Price for such Aircraft to JFS on the Delivery Date, subject to the Reserved Rights. On the Delivery Date for each such Aircraft, Assignor and Assignee shall execute and deliver to each other an Assignment Agreement for such Aircraft. Immediately thereafter, Assignee shall purchase such Aircraft from JFS pursuant to and in accordance with the Forward Purchase Agreement.

             (c) On the Delivery Date for each Aircraft (other than a Resale Aircraft) and in consideration for the assignment to Assignee of Assignor's right to purchase such Aircraft from JFS and Assignee's purchase of such Aircraft from JFS pursuant to the Forward Purchase Agreement, Assignee hereby directs the Paying Agent to apply the Purchase Price for such Aircraft and any other amounts for such Aircraft deposited pursuant to Sections 2.2(b) and 2.4(a) with respect to such Aircraft as follows:

                  (i) to pay the JFS Purchase Price to JFS in accordance with the Forward Purchase Agreement; and

                  (ii) to pay the balance of the Purchase Price, if any, to Assignor by wire transfer in immediately available funds to the account of Assignor designated in the Paying Agency Agreement.

             (d) Concurrent with Delivery of each Aircraft (other than a Resale Aircraft) by JFS to Assignee, title to and risk of loss and damage to or destruction of such Aircraft shall forthwith transfer from JFS to Assignee. In addition, concurrent with the delivery of the Warranty Bill of Sale for such Aircraft by JFS to Assignee and delivery of the Acceptance Certificate for such Aircraft by Assignee to Assignor and JFS, Assignor and Assignee shall deliver the documents provided in Sections 3.3 and 3.4, respectively.

             2.5. Account; Nature of Payments. (a) All Down Payments, Initial Payments and payments of the Purchase Price shall be paid to the Paying Agent on behalf of Assignor pursuant to the Paying Agency Agreement by wire transfer to the following account:

             Credit Lyonnais, New York
             ABA No. 026008073
             Account No. 01-19991-0001-00
             In favor of:   CL/PK AIRFINANCE
                            CHIPS UID No. 351877
             Reference:     MEH71

             (b) All payments of the Down Payments, the Initial Payments and the Purchase Price and all other payments under this Agreement shall be made in Dollars and in immediately available funds for full credit on the date payment is due under this Agreement, except that payments of the JFS Purchase Price to JFS shall be made by the Paying Agent on behalf of Assignee in accordance with the Forward Purchase Agreement. All such payments shall be made in full (i) without any deduction for offset or counterclaim and (ii) without any withholding in respect of any duties or taxes imposed by any jurisdiction that would not have been imposed but for the presence of the Assignee or a principal of the Assignee in such jurisdiction.

             2.6. Condition Upon Delivery. On the Delivery Date for each Aircraft, such Aircraft shall comply with the delivery conditions set forth in Article 17 of the Lease and shall be accompanied by the Technical Records and other aircraft documents listed in Schedule 3; provided, that Assignee acknowledges JFS is not obligated under the Forward Purchase Agreement to deliver any aircraft documents other than the Technical Records, as listed in Appendix Five of the Lease, and Assignor confirms that the obligation to deliver any aircraft documents listed in Schedule 3 that do not constitute "Technical Records" is Assignor's alone. Except as provided in Section 2.8, on the later of the Scheduled Delivery Date for an Aircraft or the date on which the inspection set forth in Section 2.7 for such Aircraft has been completed and such Aircraft meets the delivery conditions set forth in Article 17 of the Lease, Assignee shall accept such Aircraft at the Delivery Location "AS IS, WHERE IS WITH ALL FAULTS" AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION SET FORTH IN SECTION 7. Assignee acknowledges that it has reviewed the Forward Purchase Agreement and Article 17 of the Lease and accepts and agrees to the sufficiency of the provisions regarding the condition for return of the Aircraft to JFS as lessor under the Lease and delivery of the Aircraft to Assignor as buyer under the Forward Purchase Agreement. Assignee shall be deemed to have unconditionally accepted each item of an Aircraft for all purposes of this Agreement upon Assignee's acceptance from JFS of the Warranty Bill of Sale for such Aircraft. Such acceptance shall be evidenced by the delivery to Assignor and JFS of the Acceptance Certificate with respect to such Aircraft on the Delivery Date for such Aircraft.

             2.7. Inspection. The Assignor hereby appoints Assignee as the Assignor's attorney-in-fact and agent (such appointment being coupled with an interest and immediately and without further notice or action effective) to inspect and conduct the test flights with respect to the Aircraft in accordance with Sections 8.2 and 9.2 of the Forward Purchase Agreement. The foregoing agency shall immediately be revoked on the occurrence and during the continuation of an Assignee Termination Event or any other termination of this Agreement. Assignee hereby assumes all responsibility for confirming that all Aircraft returned to JFS as lessor under Article 17 of the Lease shall satisfy the return conditions set forth in Article 17 of the Lease on the Delivery Date and at the delivery location specified in accordance with Section 2.2 of the Forward Purchase Agreement, and satisfaction of such return conditions shall be deemed satisfaction of all delivery conditions of such Aircraft under this Agreement.

             2.8. Alternate Delivery Mechanism. At the option of Assignee, for the first Aircraft to be delivered under the Forward Purchase Agreement, such option to be exercised before December 14, 1997, and for any subsequent Aircraft agreed by Assignor and Assignee at least 15 days before the Scheduled Delivery Date for such Aircraft (each, a "Resale Aircraft"), the following alternative delivery mechanism shall apply:

             (a) On the Scheduled Delivery Date for a Resale Aircraft, or on such later date as JFS meets the delivery conditions set forth in the Forward Purchase Agreement for such Resale Aircraft, (i) Assignee shall sign a Technical Acceptance Certificate for such Resale Aircraft unconditionally accepting such Resale Aircraft for all purposes of this Agreement, and (ii) Assignor shall purchase such Resale Aircraft pursuant to and in accordance with the provisions of the Forward Purchase Agreement and, as soon thereafter as possible, contribute such Resale Aircraft to the trust estate held by the Dolphin Trustee and cause the Dolphin Trustee to register such Resale Aircraft with the FAA. The execution by Assignee of the Technical Acceptance Certificate constitutes unconditional and irrevocable acceptance and agreement to the sufficiency of the condition of such Resale Aircraft for all purposes of this Agreement.

             (b) At least 15 days before the Scheduled Delivery Date for any Resale Aircraft, Assignee shall notify Assignor of a proposed storage location for such Resale Aircraft in the United States of America, which shall be in a jurisdiction that will not impose any sales, use, transfer or similar taxes on the sale of such Resale Aircraft by the Dolphin Trustee to Assignee. If Assignor accepts the proposed location, such proposed location shall become the "Delivery Location" for such Resale Aircraft. If the proposed location might, in the reasonable opinion of Assignor and Assignor's Counsel, impose a sales, use, transfer or similar tax on the sale of such Resale Aircraft by the Dolphin Trustee to Assignee, then Assignor shall so advise Assignee in writing and, at least five days before the Scheduled Delivery Date for such Resale Aircraft, Assignor and Assignee shall agree on an alternative location within the United States of America that will not impose any sales, use, transfer or similar taxes on the sale of such Resale Aircraft by the Dolphin Trustee to Assignee and that shall be the "Delivery Location" for such Resale Aircraft.

             (c) Following purchase of a Resale Aircraft by the Dolphin Trustee and upon registration of such Resale Aircraft with the FAA, Assignee shall cause such Resale Aircraft to be ferried as soon as possible to the Delivery Location for such Resale Aircraft, and thereafter the "Delivery Date" for such Resale Aircraft shall be the earlier of (i) a Business Day specified by written notice from Assignee to Assignor given at least three Business Days before the specified date and (ii) the 20th day after the purchase of such Resale Aircraft by the Dolphin Trustee from JFS (or, if such 20th day is not a Business Day, the immediately preceding Business Day). The Assignee shall be responsible for all costs and arrangements in connection with the ferry of such Resale Aircraft from the delivery location specified in Section 2.2 of the Forward Purchase Agreement to the Delivery Location, including insurance complying with the provisions of Schedule 2 and applying for an Export Certificate of Airworthiness for such Resale Aircraft from the JAA, and such ferry shall be accomplished in accordance with all Applicable Law, including all applicable JAA and FAA regulations. The Assignee shall also be responsible for all costs and arrangements in connection with the storage of such Resale Aircraft at the Delivery Location, including insurance complying with the provisions of Schedule 2, and such storage shall be accomplished in accordance with all Applicable Law, including an FAA-approved maintenance or storage program. Before the Scheduled Delivery Date of such Resale Aircraft, Assignee shall deliver to Assignor and the Dolphin Trustee a certificate of insurance and a letter of undertaking from independent insurance brokers reasonably acceptable to Assignor and the Dolphin Trustee evidencing that for such ferry flight and thereafter such Resale Aircraft is covered by insurance policies in accordance with Schedule 2. Assignor shall, and shall cause the Dolphin Trustee to, cooperate with all reasonable requests and take all actions reasonably requested by Assignee in connection with the removal of a Resale Aircraft from Japan and the ferry and storage of a Resale Aircraft as contemplated by this Agreement, including applying to the JAA for the issuance of an Export Certificate of Airworthiness for each Resale Aircraft.

             (d) On the Delivery Date for such Resale Aircraft, Assignor shall cause the Dolphin Trustee to sell and deliver to Assignee, and Assignee shall purchase and accept from the Dolphin Trustee, such Resale Aircraft for the Purchase Price. At the Delivery, Assignor shall deliver, and shall cause the Dolphin Trustee to deliver, to Assignee the Warranty Bill of Sale and the FAA Bill of Sale for such Resale Aircraft, and in consideration Assignee hereby directs the Paying Agent to pay the Purchase Price for such Resale Aircraft to Assignor by wire transfer in immediately available funds to the account of Assignor designated in the Paying Agency Agreement. Concurrent with Delivery of each such Resale Aircraft by the Dolphin Trustee to Assignee, title to and risk of loss and damage to or destruction of such Resale Aircraft shall forthwith transfer from the Dolphin Trustee to Assignee, and Assignor and Assignee shall deliver the documents provided in Sections 3.3 and 3.4, respectively.

             (e) Assignee indemnifies Assignor and the Dolphin Trustee and agrees to hold Assignor and the Dolphin Trustee harmless against any and all reasonable liabilities, damages, claims, costs and expenses, and to reimburse Assignor and the Dolphin Trustee for any reasonable legal or other fees or expenses, incurred by either of them in connection with, arising out of or resulting from the creation and maintenance of the Dolphin Trustee, the purchase of any Resale Aircraft by Assignor and the sale of any Resale Aircraft to Assignee as contemplated by this
   Section 2.8; provided, that Assignee shall have no obligation to indemnify or hold harmless Assignor or the Dolphin Trustee for any liabilities, damages, claims, costs or expenses (i) that would have been incurred by Assignor pursuant to the Forward Purchase Agreement or this Agreement in connection with any Resale Aircraft if the alternative delivery mechanism set forth in this Section 2.8 had not been used, or (ii) that result from Assignor's or the Dolphin Trustee's gross negligence or wilful misconduct.

             (f) Except as set forth in this Section 2.8, none of the obligations of Assignee or Assignor in this Agreement shall be limited or waived, specifically including the obligation of Assignee set forth in
   Section 2.4(a) to pay the balance of the Purchase Price for each Aircraft (whether or not a Resale Aircraft) to the Paying Agent.

             2.9. Binding Obligations. This Agreement is intended to set forth the binding obligation of Assignor to assign to Assignee Assignor's rights under the Forward Purchase Agreement to purchase the Aircraft and Assignor's obligation to pay the JFS Purchase Price for the Aircraft and the binding obligation of Assignee to assume and perform such rights and obligation, subject to the Reserved Rights. On or prior to each Delivery Date (a) Assignor shall cause each of the conditions set forth in Section
   3.3 to be satisfied and shall take all other actions necessary to perform its obligations under the Operative Documents, and (b) Assignee shall cause each of the conditions set forth in Section 3.4 to be satisfied and shall take all other actions necessary to perform its obligations under the Operative Documents.

             2.10.     Correction of Certain Post-Stripping Discrepancies.
   (a) Assignor and Assignee agree that following Delivery of an Aircraft to Assignee pursuant to this Agreement, Assignee intends to strip the existing paint from the Aircraft. Assignor agrees to reimburse Assignee in accordance with this Section 2.10 for the Actual Cost to Assignee of repairing any Post-Stripping Discrepancies, up to an aggregate of $280,000 for all Aircraft.

             (b) Assignee shall notify Assignor as soon as reasonably practicable before stripping an Aircraft of paint following Delivery to Assignee, and Assignee shall permit any representatives designated by Assignor to be present at the stripping of such Aircraft and the inspection of the Aircraft immediately following such stripping. The stripping of the Aircraft shall be performed in accordance with the SRM and Assignee's FAA-approved maintenance program. Upon completion of such stripping and inspection, the representatives of Assignor and Assignee shall agree in writing upon any Post-Stripping Discrepancies that exist, and if any such Post-Stripping Discrepancies exist, Assignee shall promptly correct (or cause to be corrected) such Post-Stripping Discrepancies.

             (c) Within one month after completion of the correction of all Post-Stripping Discrepancies with respect to an Aircraft, Assignee shall submit to Assignor (i) an invoice evidencing the correction of such Post-Stripping Discrepancies, (ii) a written request for the payment of an amount equal to the lesser of (1) the Actual Costs of such correction and
   (2) $280,000 less all amounts previously paid by Assignor pursuant to this
   Section 2.10, and (iii) documentation relating to the amount of such Actual Costs, including invoices for all third party charges and substantiating data from Assignee or other maintenance providers that performed the correction, together with any documentation reasonably requested by Assignor. Assignor shall be obligated to pay the Actual Cost of correcting all Post-Stripping Discrepancies, up to $280,000, within 10 Business Days after submission by Assignee to Assignor of such invoice and supporting documentation.

             2.11. Delivery of Upgrade Kits. On or within 30 days before the Delivery Date for each of the Aircraft bearing manufacturer's serial nos. 48070, 48071 and 48072, Assignor shall deliver to Assignee, at Assignee's address set forth in Section 12.3(b) or at such other location in the continental United States as Assignee shall designate, an Upgrade Kit for such Aircraft. On delivery of each Upgrade Kit, pursuant to the terms of this Agreement, Assignor irrevocably assigns to Assignee all of Assignor's rights under any warranty, express or implied, service policy or product agreement of the Manufacturer with respect to such Upgrade Kit to the extent that such rights are assignable and are not extinguished as a result of this Agreement or such assignment. From time to time upon the reasonable request of Assignee, Assignor shall give notice to the Manufacturer of the assignment of such warranties to Assignee. Assignor shall enforce on Assignee's behalf and at Assignor's time and expense all such rights that are not assignable or would be extinguished as a result of this Agreement or such assignment, provided that Assignee shall pay in advance or reimburse Assignor for any reasonable out-of-pocket costs and expenses incurred by Assignor in rendering such assistance.

             2.12. Delivery Condition Financial Adjustments. Pursuant to the letter agreement, dated November 13, 1997, between JFS and Dolphin constituting a part of the Forward Purchase Agreement (the "FPA Side Letter"), in connection with each Aircraft delivered by JFS pursuant to the Forward Purchase Agreement, JFS has agreed to pay to Dolphin any and all "Lessee Payments" (as defined in the FPA Side Letter) paid by or on behalf of JAS to JFS under the Lease, and Dolphin has agreed to pay to JAS on behalf of JFS any and all "Lessor Maintenance Payments" (as defined in the FPA Side Letter) required to be paid under the Lease. In connection with the Delivery of each Aircraft to Assignee under this Agreement, on the Delivery Date for each Aircraft (a) Assignor shall pay to Assignee any and all "Lessee Payments" paid by JFS to Assignor pursuant to the FPA Side Letter, and (b) Assignee shall pay to Assignor any and all "Lessor Maintenance Payments" (as defined in the FPA Side Letter) required to be paid by Assignor to JAS under the FPA Side Letter.

   SECTION 3.  CONDITIONS TO AGREEMENT AND CLOSING

             3.1. Conditions to Effectiveness of this Agreement Against Assignee. Before or concurrent with the execution and delivery of this Agreement by Assignee, Assignor shall perform or satisfy each of the following conditions precedent:

             (a) Assignor shall obtain all approvals and consents of any trustees or holders of any indebtedness or obligations of Assignor that are required in connection with any transaction contemplated by the Operative Documents.

             (b) This Agreement, the Consent and Agreement and the Paying Agency Agreement shall have been duly authorized, executed and delivered by Assignor, the Consent and Agreement and the Paying Agency Agreement shall have been duly authorized, executed and delivered by JFS and the Paying Agency Agreement shall have been duly authorized, executed and delivered by the Paying Agent, and executed counterparts of such documents shall have been delivered to Assignee.

             (c) Assignee shall have received a copy of the Memorandum and Articles of Association of Assignor and resolutions of the Board of Directors of Assignor, duly authorizing the assignment of its rights in the Forward Purchase Agreement with respect to each Aircraft under this Agreement and the execution, delivery and performance by Assignor of the Operative Documents to which it is or is to be a party and each other document required to be executed and delivered by Assignor in accordance with the provisions of the Operative Documents for the Delivery of the Aircraft, in each case certified by a Director of Assignor.

             (d) Assignee shall have received an incumbency certificate of Assignor as to the individuals authorized to execute and deliver the Operative Documents to which it is or is to be a party and each other document to be executed on behalf of Assignor in connection with the transactions contemplated by the Operative Documents for the Delivery of the Aircraft, including the signatures of such individuals.

             (e) Assignee shall have received an opinion of Assignor's Counsel, dated the date of this Agreement.

             (f) Assignee shall have received true, complete and correct copies of originals of the following: (i) the JFS Bill of Sale; (ii) the JAS Bill of Sale; and (iii) the McDonnell Douglas Bill of Sale (each as defined in the Forward Purchase Agreement).

             3.2. Conditions to Effectiveness of this Agreement Against Assignor. Before or concurrent with the execution and delivery of this Agreement by Assignor, Assignee shall perform or satisfy each of the following conditions precedent:

             (a) Assignee shall obtain all approvals and consents of any trustees or holders of any indebtedness or obligations of Assignee that are required in connection with any transaction contemplated by the Operative Documents.

             (b) This Agreement, the Consent and Agreement and the Paying Agency Agreement shall have been duly authorized, executed and delivered by Assignee, the Consent and Agreement and the Paying Agency Agreement shall have been duly authorized, executed and delivered by JFS and the Paying Agency Agreement shall have been duly authorized, executed and delivered by the Paying Agent, and executed counterparts of such documents shall have been delivered to Assignor.

             (c) Assignor shall have received a copy of the Articles of Incorporation and By-Laws of Assignee and resolutions of the Board of Directors of Assignee, duly authorizing the assumption of rights and obligations under the Forward Purchase Agreement with respect to each Aircraft under this Agreement and the execution, delivery and performance by Assignee of the Operative Documents to which it is or is to be a party and each other document required to be executed and delivered by Assignee in accordance with the provisions of the Operative Documents for the Delivery of the Aircraft, in each case certified by the Secretary or an Assistant Secretary of Assignee.

             (d) Assignor shall have received an incumbency certificate of Assignee as to the individuals authorized to execute and deliver the Operative Documents to which it is or is to be a party and each other document to be executed on behalf of Assignee in connection with the transactions contemplated by the Operative Documents for the Delivery of the Aircraft, including the signatures of such individuals.

             (e) Assignor shall have received an opinion of Assignee's Counsel, dated the date of this Agreement.

             3.3. Assignee's Delivery Date Conditions. The obligation of Assignee to pay the Purchase Price for any Aircraft and, with respect to any Aircraft which is not a Resale Aircraft, to acquire the rights to purchase such Aircraft from JFS on the Delivery Date for such Aircraft is subject to the satisfaction (or waiver by Assignee) of each of the following conditions precedent:

             (a) All approvals and consents of any trustees or holders of any indebtedness or obligations of Assignor that are required in connection with any transaction contemplated by the Operative Documents shall be in full force and effect.

             (b) Each of the Operative Documents to which Assignor or JFS is a party shall have been duly authorized, executed and delivered by Assignor or JFS, respectively, and shall be in full force and effect with respect to Assignor or JFS, respectively, and executed counterparts shall be delivered to Assignee.

             (c) Assignee shall have received an Assignment of Warranties, together with the Consent of the Manufacturer, and shall have received a copy of the relevant McDonnell Douglas Detail Specification in respect of such Aircraft, all in accordance with (and as such terms are defined in) the provisions of the Forward Purchase Agreement.

             (d) On such Delivery Date, the representations and warranties of Assignor contained in Section 5 shall be true and accurate as though made on and as of such date.

             (e) Assignee shall have received a certificate, dated such Delivery Date, signed by a Director of Assignor, addressed to Assignee and certifying (i) that the certificates delivered by Assignor pursuant to Sections 3.1(c) and (d) are still true and correct and (ii) as to each of the matters stated in Sections 3.3(a) and (d).

             (f) Such Aircraft shall meet the delivery conditions set forth in Article 17 of the Lease.

             (g) Assignor shall have caused JFS to perform its obligations under Section 8.3 of the Forward Purchase Agreement with respect to such Aircraft.

             (h) JFS shall have satisfied all of the conditions precedent set forth in Section 9.1 of the Forward Purchase Agreement (or Assignor and Assignee shall have agreed to waive any such conditions precedent not satisfied).

             (i) Assignee shall have received a "bring-down" letter from Assignor's Counsel, dated such Delivery Date, confirming that the opinion furnished by Assignor's Counsel pursuant to Section 3.1(e) is true and correct on such Delivery Date with respect to all Operative Documents to which Assignor is a party.

             3.4. Assignor's Delivery Date Conditions. The obligation of Assignor to sell and deliver any Resale Aircraft to Assignee and to assign its rights in the Forward Purchase Agreement with respect to any Aircraft other than a Resale Aircraft to Assignee on the Delivery Date for such Aircraft is subject to the satisfaction (or waiver by Assignor) of each of the following conditions precedent:

             (a) All approvals and consents of any trustees or holders of any indebtedness or obligations of Assignee that are required in connection with any transaction contemplated by the Operative Documents shall be in full force and effect.

             (b) Each of the Operative Documents to which Assignee is a party shall have been duly authorized, executed and delivered by Assignee and shall be in full force and effect with respect to Assignee, and executed counterparts shall have been delivered to Assignor.

             (c) Assignee shall have paid the Purchase Price for such Aircraft in accordance with Sections 2.2 and 2.4.

             (d) On such Delivery Date, the representations and warranties of Assignee contained in Section 6 shall be true and accurate as though made on and as of such date.

             (e) Assignor shall have received a certificate, dated such Delivery Date, signed by a duly authorized executive officer of Assignee, addressed to Assignor and certifying (i) that the certificates delivered by Assignee pursuant to Sections 3.2(c) and (d) are still true and correct and (ii) as to each of the matters stated in Sections 3.4(a) and (d).

             (f) Assignor shall have received a certificate, dated such Delivery Date, from Assignee's independent insurance brokers certifying that the insurance required pursuant to Section 6.5 is in effect for such Aircraft, and a letter of undertaking from such brokers certifying that such insurance complies with the requirements of Section 6.5 and Schedule 2 and as to such additional matters as Assignor may reasonably request.

             (g) Assignor shall have received a "bring-down" letter from Assignee's Counsel, dated such Delivery Date, confirming that the opinion furnished by Assignee's Counsel pursuant to Section 3.2(e) is true and correct on such Delivery Date with respect to all Operative Documents to which Assignee is a party.

             3.5. Additional Delivery Date Conditions. The obligation of Assignee to pay the Purchase Price for any Aircraft and the obligation of Assignor to sell and deliver any Resale Aircraft to Assignee and to assign its rights in the Forward Purchase Agreement with respect to any Aircraft other than a Resale Aircraft to Assignee are further subject to the satisfaction of the following additional conditions precedent on the Delivery Date for such Aircraft:

             (a) No order, judgment or decree shall have been issued by any Governmental Body to set aside, restrain, enjoin or prevent the execution, delivery or performance of the Operative Documents or the consummation of the transactions contemplated by the Operative Documents with respect to such Aircraft.

             (b) The Paying Agency Agreement shall be in full force and effect with respect to the Paying Agent.

             (c) Such Aircraft shall have been deregistered by the JAA, and Assignor and Assignee shall have used their reasonable best efforts to make application to the JAA for the deregistration of such Aircraft, and cause such Aircraft to be deregistered by the JAA.

             (d) Assignor and Assignee shall have received an opinion from Special FAA Counsel to the effect either that such Aircraft has been registered with the Aircraft Registry of the FAA in the name of Assignee or, upon the filing by Assignee of the FAA Bill of Sale (AC Form 8050-2) with respect to such Aircraft with the FAA, such Aircraft will be registered with the Aircraft Registry of the FAA in the name of Assignee.

   SECTION 4.  TAXES

             4.1. Sales Taxes. The Purchase Price does not include the amount of any sales, use, consumption, excise, transfer, gross receipts or other similar taxes, fees or charges ("Sales Taxes") that may be imposed by any Governmental Body in any jurisdiction as a result of the sale and delivery of any Resale Aircraft to Assignee or the assignment by Assignor to Assignee of Assignor's right to purchase any Aircraft other than a Resale Aircraft under the Forward Purchase Agreement.

             4.2. Assignor Liable for Sales Taxes Generally. Without limiting the obligations of JFS under the Forward Purchase Agreement (including Section 4.11 of the Forward Purchase Agreement), Assignor shall indemnify Assignee and hold Assignee harmless from the payment of any and all Sales Taxes arising under the laws of Japan or the British Virgin Islands as a result of (a) the assignment by Assignor to Assignee of Assignor's right to purchase any Aircraft other than a Resale Aircraft under the Forward Purchase Agreement and the purchase of such Aircraft by Assignee and (b) the sale of any Resale Aircraft by JFS to Assignor pursuant to the Forward Purchase Agreement, excluding (i) Sales Taxes resulting from any act or omission of Assignee prohibited by or constituting an Assignee Potential Termination Event or a default under the Operative Documents, and (ii) Sales Taxes resulting from the willful misconduct or gross negligence of Assignee. Upon demand of any Governmental Body in Japan or the British Virgin Islands for payment of any Sales Taxes indemnified by Assignor pursuant to this Section 4.2, Assignee shall immediately notify Assignor and Assignor shall pay such Sales Taxes; provided, however, that in the event that Assignee is required to pay any such Sales Taxes, Assignee shall invoice Assignor for the amount of such Sales Taxes paid by it and Assignor shall promptly reimburse Assignee for such amount.

             4.3. Assignee Liable for Sales Taxes on Resale Aircraft. Assignee shall indemnify Assignor and hold Assignor harmless from the payment of any and all Sales Taxes arising under the laws of the United States of America or any jurisdiction thereof as a result of the purchase of any Resale Aircraft by Assignee from the Dolphin Trustee pursuant to this Agreement, excluding (i) Sales Taxes resulting from any act or omission of Assignor prohibited by or constituting an Assignor Potential Termination Event or a default under the Operative Documents, and (ii) Sales Taxes resulting from the willful misconduct or gross negligence of Assignor. Upon demand of any Governmental Body in the United States of America for payment of any Sales Taxes indemnified by Assignee pursuant to this Section 4.3, Assignor shall immediately notify Assignee and Assignee shall pay such Sales Taxes; provided, however, that in the event that Assignor is required to pay any such Sales Taxes, Assignor shall invoice Assignee for the amount of such Sales Taxes paid by it and Assignee shall promptly reimburse Assignor for such amount.

             4.4. Excise Tax on Foreign Parts. Assignor and Assignee believe that the importation of the Aircraft into the United States of America will not cause any excise tax to be levied on the foreign-made Parts of the Aircraft. However, if the importation of the Aircraft is subject to the imposition of such an excise tax, Assignor and Assignee agree that (a) Assignor shall bear and be responsible for, and shall indemnify and hold harmless Assignee from, such excise tax up to $5,000 for each Aircraft, and (b) Assignor and Assignee shall each bear and be responsible for one-half of any such excise tax in excess of $5,000 for each Aircraft.

             4.5. Cooperation. Assignor and Assignee shall cooperate and take all actions reasonably requested by the other that are not in contravention of any provision of the Operative Documents or Applicable Law to minimize the amount of any Sales Taxes or other taxes applicable to this Agreement or the consummation of the transactions contemplated by this Agreement.

   SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR

             Assignor represents, warrants and covenants to Assignee as of the date of this Agreement and as of each Delivery Date as follows:

             5.1. Organization, Power and Authority. Assignor is and shall remain a duly organized and validly existing corporation in good standing under the laws of the British Virgin Islands and has and will continue to have the corporate power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party, and each of such Operative Documents has been duly authorized by all necessary corporate action on its part and does not require any approval of the stockholder of Assignor that has not been obtained.

             5.2. Non-Contravention. The execution, delivery and performance of the Operative Documents to which Assignor is a party and the consummation of the transactions contemplated by the Operative Documents do not and will not contravene any law binding on Assignor or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Assignor is a party or by which Assignor or its properties may be bound or affected.

             5.3. Enforceability. Each of the Operative Documents to which Assignor is a party has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery of such Operative Documents by the other parties to such Operative Documents, will constitute the legal, valid and binding agreement of Assignor, enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

             5.4. No Consent. The execution, delivery and performance by Assignor of the Operative Documents to which it is a party do not require the consent, approval, order or authorization of, the giving of notice to, the registration with or the taking of any other action by or in respect of any Governmental Body or any other Person, except (i) the application by JFS to the JAA for the deregistration of each Aircraft, (ii) the deregistration of such Aircraft by the JAA, (iii) the relinquishment by JFS of the Certificate of Airworthiness of such Aircraft, (iv) the application by Assignee for an Export Certificate of Airworthiness for such Aircraft, (v) the issuance by JAA of an Export Certificate of Airworthiness for such Aircraft, (vi) the performance by JAS of its obligations under Article 17 of the Lease, (vii) the performance by JFS of its obligations under the Forward Purchase Agreement, and (viii) the filing for recordation by JFS and/or Assignor, as the case may be, of an FAA Bill of Sale covering such Aircraft with the FAA's Aircraft Registry.

             5.5. Copies of JFS Documents. Assignor has delivered to Assignee complete and correct (other than as to pricing information) photocopies of original counterparts of the Forward Purchase Agreement and complete and correct photocopies of Article 17 of the Lease (collectively, the "JFS Documents"). Until termination of this Agreement with respect to any Aircraft, Assignor shall not (a) assign its rights, title and interest in the Forward Purchase Agreement to any other Person, other than the existing assignment for security purposes of such rights to the Mortgagee,
   (b) amend, modify or waive any provision of the JFS Documents without the Assignee's prior written consent, which consent shall not be unreasonably withheld so long as the interests of Assignee are not adversely affected, and (c) agree to any delivery location pursuant to Section 2.2 of the Forward Purchase Agreement other than Haneda Airport without Assignee's prior written consent.

   SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNEE

             Assignee represents, warrants and covenants to Assignor as of the date of this Agreement and as of each Delivery Date as follows:

             6.1. Organization, Power and Authority. Assignee is and shall remain a duly organized and validly existing corporation in good standing under the laws of the State of Wisconsin or of another State of the United States of America, and has and will continue to have the corporate power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Operative Documents to which it is a party, and each of such Operative Documents has been duly authorized by all necessary corporate action on its part and does not require any approval of any stockholder of Assignee that has not been obtained.

             6.2. Non-Contravention. The execution, delivery and performance of the Operative Documents to which Assignee is a party and the consummation of the transactions contemplated by the Operative Documents do not and will not contravene any law binding on Assignee or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Assignee is a party or by which Assignee or its properties may be bound or affected.

             6.3. Enforceability. Each of the Operative Documents to which Assignee is a party has been duly authorized, executed and delivered by Assignee and, upon the due authorization, execution and delivery of such Operative Documents by the other parties to such Operative Documents, will constitute the legal, valid and binding agreement of Assignee, enforceable against Assignee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

             6.4. No Consent. The execution, delivery and performance by Assignee of the Operative Documents to which it is a party do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action by or in respect of any Governmental Body or any other Person, except the actions listed in clauses (i) through
   (vii) of Section 5.4.

             6.5. Insurance. For a period of two years from the Delivery Date of each Aircraft or, if earlier, until the date of the next "D" Check with respect to such Aircraft, Assignee shall maintain or cause to be maintained in full force and effect comprehensive aviation legal liability insurance on such Aircraft (including engines installed from time to time on the Airframe) complying with Paragraph 2 of Schedule 2.

   SECTION 7.  DISCLAIMER OF ADDITIONAL WARRANTIES

             THE WARRANTIES OF ASSIGNOR SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ASSIGNOR, WHETHER WRITTEN, ORAL OR IMPLIED. ASSIGNEE ACKNOWLEDGES AND AGREES THAT ASSIGNOR SHALL NOT, BY VIRTUE OF HAVING OWNED AND SOLD THE RIGHTS TO PURCHASE THE AIRCRAFT OR OTHERWISE, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE AIRCRAFT, OR TO HAVE MADE ANY OTHER REPRESENTATIONS OR WARRANTIES (EXCEPT THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT). ASSIGNOR DISCLAIMS AND ASSIGNEE WAIVES ALL WARRANTIES AND LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING STRICT LIABILITY IN TORT), WITH RESPECT TO THE MERCHANTABILITY, FITNESS, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE AIRCRAFT, WHETHER OR NOT OCCASIONED BY ASSIGNOR'S NEGLIGENCE. The foregoing disclaimer of warranty shall not be construed to be a waiver by Assignee of claims of Assignee against Assignor arising from Assignor's breach of the terms, covenants, conditions, representations and warranties of Assignor set forth in any Operative Document.

   SECTION 8.  RELEASE

             Assignee hereby releases Assignor, its stockholders, subsidiaries and other Affiliates and any of the directors, servants, agents, employees, successors and assigns of such Persons from all claims by Assignee or any successor or assign of Assignee for injury to or for death of any individual or damage to property (including personnel and property of Assignee or Assignor) directly or indirectly arising out of the use, operation, control, storage or condition of any Aircraft and for any defects (latent or patent) in the Aircraft arising from any maintenance, service, repair or testing of any Aircraft; provided, that the foregoing release shall not apply to claims of Assignee against Assignor arising from Assignor's breach of the terms, covenants, conditions, representations and warranties of Assignor set forth in any Operative Document.

   SECTION 9.  TERMINATION UPON TOTAL LOSS

             If any Aircraft suffers a "Total Loss" (as defined in Section
   9.1 of the Lease) before the Delivery of such Aircraft to Assignee, neither Assignor nor Assignee shall have any further obligation or liability to the other under the Operative Documents with respect to such Aircraft only, except that if Assignee has made an Initial Payment with respect to such Aircraft (a) so long as no Assignee Potential Termination Event has occurred and is continuing Assignor shall promptly instruct the Paying Agent to return the Initial Payment with respect to such Aircraft to Assignee, including the amounts, if any, applied from the Down Payments to such Initial Payment in accordance with Section 2.2(b), plus interest on all such amounts, or (b) so long as an Assignee Potential Termination Event has occurred and is continuing, Assignor may instruct the Paying Agent to retain the Initial Payment with respect to such Aircraft pending application pursuant to Section 10.3 or, upon cure of all Assignee Potential Termination Events, the payment to Assignee in accordance with the preceding clause (a).

   SECTION 10.  TERMINATION EVENTS, REMEDIES AND DAMAGES

             10.1. Assignee Termination Events. The occurrence of any of the following events, whether voluntary or involuntary, arising or effected by operation of law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Governmental Body, not cured within the applicable cure period, if any, shall constitute an "Assignee Termination Event":

             (a) the failure of Assignee to pay when due and payable any payment of the Purchase Price relating to an Aircraft pursuant to Section 2.4(a);

             (b) the failure of Assignee to pay when due and payable any Initial Payment for an Aircraft, and such failure continues for three Business Days;

             (c) the failure of Assignee to pay when due and payable any amount, other than Initial Payments or Purchase Price, that may become due under any of the Operative Documents and such failure continues for ten days after the giving of written notice to Assignee by Assignor of such failure;

             (d) any lapse of or failure by Assignee to preserve and maintain its corporate existence as required by Section 6.1 and Assignee does not cure such failure or lapse within five Business Days after the earlier of actual knowledge thereof by Assignee or the giving of written notice thereof by Assignor;

             (e) any failure by Assignee to fulfill any covenant or to perform any obligation under any Operative Document other than as set forth in Sections 10.1(a) through (d) above, and such failure is not cured within 30 days after the giving of written notice thereof by Assignor;

             (f) if any representation or warranty made by Assignee in any Operative Document proves to have been untrue, inaccurate or incomplete in any material respect at the time when made or when effective and Assignee fails to do that which shall be necessary in order that said representation or warranty shall be true, accurate or complete within 30 days after the earlier of actual knowledge thereof by Assignee or the giving of written notice thereof by Assignor;

             (g) if Assignee is in default of any covenant or agreement relating to any obligation of Assignee for borrowed money in excess of $1,000,000 or for the deferred purchase price or the rental of property with an original cost in excess of $1,000,000;

             (h) if one or more final, nonappealable judgments or decrees (not paid or fully covered by insurance) are entered against Assignee involving individually or in the aggregate a liability in excess of $1,000,000 and all such judgments or decrees shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

             (i) if Assignee (i) applies for or consents to the appointment of a custodian, receiver, trustee, liquidator or similar officer for it or for all or any substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) generally does not pay its debts as they become due, (v) files a voluntary petition under 11 U.S.C. Section Section 101 et seq., (vi) files a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy law or an answer admitting the material allegations of a petition filed against Assignee in any such proceeding, (vii) by voluntary petition, application or answer, consents or otherwise institutes any proceeding or seeks relief under the provisions of any law relating to bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or the like in respect of the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors, or
   (viii) takes corporate action for the purpose of any of the foregoing; and

             (j) if an involuntary petition under 11 U.S.C. Section Section 101 et seq. or seeking readjustment of Assignee's debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, is filed against Assignee, or if an order, judgment or decree is entered by any Governmental Body of competent jurisdiction appointing, without the application or consent of Assignee, a custodian, receiver, trustee, liquidator, sequestrator or similar officer for Assignee or for all or any substantial part of its property, or if a substantial part of the property of Assignee is sequestered, and any of such events continues for 60 days undismissed, unbonded or undischarged.

             10.2. Assignor Termination Events. The occurrence of any of the following events, whether voluntary or involuntary, arising or effected by operation of law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Governmental Body, not cured within the applicable cure period, if any, shall constitute an "Assignor Termination Event":

             (a) the failure of Assignor to pay when due and payable any balance of the JFS Purchase Price for an Aircraft pursuant to Section 2.4(a);

             (b) any lapse of or failure by Assignor to preserve and maintain its corporate existence as required by Section 5.1 and Assignor does not cure such failure or lapse within five Business Days after the earlier of actual knowledge thereof by Assignor or the giving of written notice thereof by Assignee;

             (c) any failure by Assignor to fulfill any covenant or to perform any obligation under any Operative Document other than as set forth in Sections 10.2(a) and (b) above, and such failure is not cured within 30 days after the giving of written notice thereof by Assignee;

             (d) if any representation or warranty made by Assignor in any Operative Document proves to have been untrue, inaccurate or incomplete in any material respect at the time when made or when effective and Assignor fails to do that which shall be necessary in order that said representation or warranty shall be true, accurate or complete within 30 days after the earlier of actual knowledge thereof by Assignor or the giving of written notice thereof by Assignee;

             (e) if Assignor (i) applies for or consents to the appointment of a custodian, receiver, trustee, liquidator or similar officer for it or for all or any substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) generally does not pay its debts as they become due, (v) files a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy law or an answer admitting the material allegations of a petition filed against Assignor in any such proceeding, (vi) by voluntary petition, application or answer, consents or otherwise institutes any proceeding or seeks relief under the provisions of any law relating to bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or the like in respect of the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors, or (vii) takes corporate action for the purpose of any of the foregoing; and

             (f) if an involuntary petition or action seeking readjustment of Assignor's debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, is filed against Assignor, or if an order, judgment or decree is entered by any Governmental Body of competent jurisdiction appointing, without the application or consent of Assignor, a custodian, receiver, trustee, liquidator, sequestrator or similar officer for Assignor or for all or any substantial part of its property, or if a substantial part of the property of Assignor is sequestered, and any of such events continues for 60 days undismissed, unbonded or undischarged.

             10.3. Termination, Damages and Remedies. (a) If the Delivery of an Aircraft does not occur on the Scheduled Delivery Date for such Aircraft as a result of the failure of Assignor to cause each of the conditions set forth in Section 3.3 to be satisfied or if an Assignor Termination Event has occurred and is continuing other than as a result of the failure of either JAS or JFS to fulfill its obligations under the Lease or the Forward Purchase Agreement, respectively, and such failure by Assignor continues for 30 days, then Assignee may by written notice to Assignor terminate its obligations to acquire the rights from Assignor to purchase such Aircraft and related Technical Records from JFS and any other Aircraft and their related Technical Records not previously Delivered to Assignee pursuant to this Agreement. Upon termination of its obligations to acquire the rights to purchase any such Aircraft, Assignee shall be entitled (i) if Assignee has made an Initial Payment with respect to such Aircraft, to the return of such Initial Payment, together with all interest earned thereon, (ii) if Assignee terminates its obligations to acquire the rights to purchase all Aircraft not previously Delivered to Assignee, to the return of the Down Payments then held by the Paying Agent pursuant to the Paying Agency Agreement together with all interest earned thereon, plus the payment of an additional amount equal to such Down Payments, and (iii) to exercise any and all rights and remedies, and recover all additional damages, available at law or in equity, excluding consequential damages and loss of profit, for Assignor's failure to perform its obligations with respect to such Aircraft.

             (b) If the Delivery of an Aircraft does not occur on the Scheduled Delivery Date for such Aircraft as a result of the failure of either JAS or JFS to fulfill its obligations under the Lease or the Forward Purchase Agreement, respectively, and such failure continues for 60 days, then Assignee may by written notice to Assignor terminate its obligations to acquire the rights to purchase such Aircraft and related Technical Records from Assignor; provided, however, that Assignee shall remain obligated to acquire the rights to purchase the other Aircraft. Upon termination of its obligations to purchase such Aircraft, Assignee shall be entitled, if Assignee has made an Initial Payment with respect to such Aircraft, to the return of such Initial Payment, together with all interest earned thereon, but shall otherwise not be entitled to any further damages, at law or in equity, as a result of Assignor's failure to perform its obligations with respect to such Aircraft.

             (c) If the Delivery of an Aircraft does not occur on the Scheduled Delivery Date for such Aircraft as a result of the failure of Assignee to cause each of the conditions set forth in Section 3.4 to be satisfied, or if an Assignee Termination Event has occurred and is continuing, then Assignor may by written notice to Assignee terminate its obligations to assign to Assignee the rights to acquire such Aircraft and related Technical Records as well as any other Aircraft and their related Technical Records not previously Delivered to Assignee pursuant to this Agreement. Upon termination of its obligations to assign the rights to purchase any Aircraft, Assignor shall be entitled (i) to retain any Initial Payment made by Assignee for such Aircraft, (ii) if Assignor terminates its obligations to assign the rights to purchase all Aircraft not previously Delivered to Assignee, to retain and have paid to it the Down Payments then held by the Paying Agent pursuant to the Paying Agency Agreement together with all interest earned thereon, and (iii) to exercise any and all rights and remedies, and recover all additional damages, available at law or in equity, excluding consequential damages and loss of profit, for Assignee's failure to perform its obligations with respect to such Aircraft.

             (d) Assignee and Assignor agree that the determination of damages upon a default by Assignor in the performance of its obligations hereunder or by Assignee in the performance of its obligations hereunder will be subjective and difficult, given the economic effect of non-monetary terms in aircraft sale transactions, the time to negotiate and consummate aircraft sale and purchase transactions and other factors, and therefore the liquidated damages set forth in Section 10.3(a)(ii) and in Sections 10.3(c)(i) and (ii) represent the good faith agreement of Assignor and Assignee to estimate the damages to Assignee or Assignor, respectively, for loss of a bargain from the defaults described in Section 10.3(a) and Section 10.3(c), respectively, and are not intended to be a penalty.

   SECTION 11.  APPLICABLE LAW

             11.1. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York by residents of such State, without giving effect to any choice or conflict of law provision which would cause the application of the laws of any jurisdiction other than the State of New York.

             11.2. Jurisdiction. Each of Assignor and Assignee irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of the New York Supreme Court located in the Borough of Manhattan, County of New York (the "Agreed Courts"). Such submission to jurisdiction shall not limit the right of either Assignor or Assignee to bring suit or institute other judicial proceedings against the other party or any of the other party's assets in the courts of any country, state or place where such other party or such assets may be found, nor shall the bringing of suits in the Agreed Courts or the courts of any jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Final judgment against Assignor or Assignee rendered by any Agreed Court in any suit shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment, a certified or true copy of which shall be conclusive evidence of the facts and of the amount of any indebtedness or liability of such party.

             11.3. Waiver of Objection to Venue. Each of Assignor and Assignee irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any Agreed Court and further irrevocably waives any claim that any such suit, action or proceeding brought in any Agreed Court has been brought in an inconvenient forum.

             11.4. Waiver of Jury Trial. Each of Assignor and Assignee hereby waive trial by jury in any judicial proceeding to which they are parties involving, directly or indirectly, any matter arising out of or relating to the Operative Documents.

             11.5. Service of Process by Mail. Without prejudice to any other mode of service, each of Assignor and Assignee consents to the service of process relating to any proceedings involving, directly or indirectly, any matter arising out of or relating to the Operative Documents by U.S. Postal Service registered mail (prepaid, return receipt requested) of a copy of the process to the address for Assignor or Assignee, as the case may be, set forth in Section 12.3.

   SECTION 12.  ADDITIONAL PROVISIONS

             12.1. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns. Assignor may not assign its rights or obligations under the Operative Documents in whole or in part without the prior written consent of Assignee, which consent shall not be unreasonably withheld. Assignee may assign all of its rights and obligations under this Agreement, but only to a Person reasonably acceptable to Assignor and JFS and provided such assignment will not result in any adverse tax or other consequences to Assignor or JFS. Any such assignment by Assignee will not release Assignee from any obligations under the Operative Documents.

             12.2. Entire Agreement. The Operative Documents and their schedules and exhibits embody the entire agreement and understanding between Assignor and Assignee with respect to the subject matter thereof. None of the Operative Documents may be modified or amended except in writing signed by Assignor, Assignee and any other Person party to such Operative Document. This Agreement terminates and supersedes all prior or independent agreements and understandings between Assignor and Assignee covering the same subject matter.

             12.3. Notices. (a) Every notice or other communication under this Agreement shall be in writing and in English and may be given or made by telefax or recognized overnight international courier.

             (b) Every notice or communication under this Agreement shall be sent to Assignor or Assignee at their respective addresses and telefax numbers as follows:

             (i)  to Assignor:   Dolphin Trade & Finance, Ltd.
                                 c/o Interadvice Anstalt
                                 Landstrasse 25
                                 L-9490 Vaduz, Liechtenstein
                                 Attention:  Mr. George Kieber
                                 Telephone:  +41-75-232-2412
                                 Telefax:    +41-75-232-0542

             (ii) to Assignee:   Midwest Express Airlines, Inc.
                                 6744 South Howell Avenue, HQ-14
                                 Oak Creek, Wisconsin 53154-1402
                                 Attention:  Mr. Robert S. Bahlman
                                           Vice President-Chief Financial
                                           Officer
                                 Telephone:  +1-414-570-4001
                                 Telefax:  +1-414-570-9666

             (c) Every notice or demand shall be deemed to have been received (i) in the case of a notice sent by recognized overnight international courier, when actually delivered to Assignor or Assignee at its address set out in Section 12.3(b) or as of the date on which receipt of such notice is refused or the courier advises that such notice is not deliverable at the address set out in Section 12.3(b) with respect to Assignor or Assignee, as the case may be, and (ii) in the case of a telefax, at the time of receipt by the sender of a transmission report indicating that all pages of the telefax transmission were properly transmitted (unless the recipient notifies the sender promptly, or if received after 5:30 p.m. local time, by no later than 10:00 a.m. local time the following Business Day, that the transmission was incomplete or illegible, in which case the telefax shall be deemed to have been received at the time of receipt by the sender of a further clear transmission report on retransmitting the telefax) so long as the relevant telefax transmission (or retransmission, as the case may be) was transmitted to the receiver between 9:00 a.m. and 5:30 p.m. local time at the place of receipt, and if it was transmitted other than between 9:00 a.m. and 5:30 p.m. local time then it shall be deemed to have been received at 9:00 a.m. local time on the succeeding Business Day.

             (d) A copy of all notices or other communications sent to Assignor shall be sent to Feltman, Karesh, Major & Farbman, Limited Liability Partnership, Carnegie Hall Tower, 152 West 57th Street, New York, New York 10019, Attention: Loren M. Dollet, Esq., telephone:
   +1-212-586-3800, telefax: +1-212-586-0951.  Copies of all notices or other communications sent to Assignor shall be sent to the aforesaid party in accordance with this Section 12.3.

             (e) A copy of all notices or other communications sent to Assignee shall be sent to Foley & Lardner, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367, Attention: James T. Tynion III, telephone: +1-414-271-2400, telefax: +1-414-297-4900. Copies of all notices or other communications sent to Assignee shall be sent to the aforesaid party in accordance with this Section 12.3.

             (f) Assignor or Assignee may change its address, telefax number or the address or party to whom copies of notices shall be sent by giving notice to the other in accordance with this Section 12.3.

             12.4. Expenses. Except as otherwise set forth in this Agreement, Assignor and Assignee shall bear the expenses of the transactions contemplated by the Operative Documents as follows:

                  (a) Assignor shall bear its own expenses incurred in connection with the Operative Documents and the transactions contemplated by the Operative Documents, including the fees and disbursements of Assignor's Counsel;

                  (b) Assignee shall bear its own expenses incurred in connection with the Operative Documents and the transactions contemplated by the Operative Documents, including the fees and disbursements of Assignee's Counsel and all expenses related to its inspection of the Aircraft;

                  (c) without limiting the obligations of JAS and JFS under the Lease and Forward Purchase Agreement, Assignor shall indemnify and hold Assignee harmless from any expenses incurred by JAS, JFS or their respective counsel;

                  (d) Assignee shall bear the fees and disbursements of Special FAA Counsel; and

                  (e) Assignor and Assignee shall bear the fees and expenses of the Paying Agent as set forth in Section 5(c) of the Paying Agency Agreement.

             12.5. Survival. All representations, warranties and agreements of Assignor and Assignee under the Operative Documents shall survive the sale of the Aircraft.

             12.6. No Brokers. Each of Assignor and Assignee represents and warrants that it has retained no brokers or finders with respect to the transactions contemplated by this Agreement and that it has no liability for any broker's or finder's fees, costs or expenses relating to this Agreement, except that Assignor represents that it has retained Credit Lyonnais/PK AIRFINANCE as its broker and agent in connection with the transactions contemplated by the Forward Purchase Agreement and this Agreement. In the event that a claim is made by a broker or finder, the party responsible for the breach of this Section 12.6 shall indemnify the other for any damages, including reasonable attorneys' fees and expenses, arising from such claim.

             12.7. No Waiver of Enforcement. Any failure at any time of Assignor or Assignee to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of either party to enforce such provision at any subsequent time.

             12.8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document.

             12.9. Further Assurances. Each of Assignor and Assignee shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the other party may reasonably request in order to carry out the purposes and intent of this Agreement, so long as such instruments or documents do not adversely affect the rights or obligations of Assignor or Assignee under this Agreement.


                            [signature page follows]


             IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Rights Agreement to be executed by their duly authorized officers as of the date first above written.

                                 DOLPHIN TRADE & FINANCE, LTD.,
                                     as Assignor


                                 By:/s/  G.M. Bjorg
                                 Name: G.M. Bjorg
                                 Title:    Director



                                 MIDWEST EXPRESS AIRLINES, INC., as Assignee


                                 By:/s/  Robert S. Bahlman
                                 Name: Robert S. Bahlman
                                 Title:    Chief Financial Officer

                 SCHEDULE 1 -- DELIVERY DATES AND PURCHASE PRICE



   1.   Scheduled Delivery Dates.

        (a) The Aircraft bearing manufacturer's serial nos. 48070, 48071 and 48072 and their respective related Technical Records are scheduled for Delivery as follows:

             (i)       one on December 22, 1997;
             (ii)      one on April 30, 1998; and
             (iii)     one on June 30, 1998.

        (b) The other five Aircraft and their respective related Technical Records are scheduled for Delivery as follows:

             (i)       one on September 30, 1998,
             (ii)      two on December 31, 1998; and
             (iii)     two on September 30, 1999;

        provided, that JAS has an option, exercisable not later than December 31, 1998, to extend for up to six months the term of the Lease relating to the two Aircraft scheduled to be returned on September 30, 1999. If JAS exercises its option to extend the term of the Lease relating to either or both of such Aircraft, promptly upon notice from JFS Assignor shall advise Assignee of the expiration date of the Lease for such Aircraft, which date shall become the "Scheduled Delivery Date" for such Aircraft.

   2.   Purchase Price.

        (a)  The Purchase Price for each of the Aircraft bearing
             manufacturer's serial nos. 48070, 48071 and 48072, including
             their Upgrade Kits and related Technical Records, is $  *   .

        (b) The Purchase Price for each of the next three Aircraft to be delivered, including their related Technical Records, is $ * .

        (c) The Purchase Price for each of the last two Aircraft to be delivered, including their related Technical Records, is $ * .

   _________
   * Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                      SCHEDULE 2 -- INSURANCE REQUIREMENTS



   1. (a) Hull and War Risks Insurance. At all times after the purchase by the Dolphin Trustee of a Resale Aircraft and until delivery of such Resale Aircraft to Assignee, Assignee shall maintain in full force and effect the following insurance coverages in respect of such Resale Aircraft and its related Technical Records (including engines installed from time to time on the Airframe of such Resale Aircraft):

             (i) Hull "All Risks" insurance against loss or damage while flying and on the ground with respect to any Resale Aircraft for an agreed value equal to 105% of the Purchase Price for such Resale Aircraft and with a deductible not exceeding $750,000;

             (ii) Hull "War and Allied Perils" insurance covering those risks excluded from the Hull "All Risks" insurance policy to the extent such coverage is available from the leading international insurance markets, including confiscation and requisition by the state of registration, for an agreed value equal to 105% of the Purchase Price for such Resale Aircraft; and

             (iii) "All Risks" property insurance (including war and allied risk except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Resale Aircraft (to the extent not covered under the hull insurances described in Paragraphs 1(a)(i) and (ii) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines.

        (b) Policy Terms. All required hull, war risk and spares insurance specified in Paragraph 1(a) above, so far as it relates to a Resale Aircraft, shall be in form and substance reasonably acceptable to Assignor and any financing party designated by Assignor (the "Bridge Lender") and shall:

             (i) include Assignor, the Dolphin Trustee, the Bridge Lender and their respective successors and assigns as additional assureds (warranted no operational interest);

             (ii) provide that any loss will be settled jointly with
                  Assignor, Assignee and the Bridge Lender, and any claim that becomes payable on the basis of a total loss shall be paid in Dollars to Assignor (or, if designated by Assignor, the Bridge Lender) as sole loss payee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

             (iii) if separate Hull "All Risks" and "War Risks" insurances are arranged, include a 50/50 provision in the terms of Lloyd's endorsement AVN103; and

             (iv) confirm that the insurers are not entitled to replace the
                  Resale Aircraft in the event of a total loss.

   2. (a) Legal Liability Insurance. At all times after the purchase of an Aircraft by Assignee (and at all times after the purchase by the Dolphin Trustee of a Resale Aircraft) and so long as required pursuant to Section 6.5, Assignee shall procure and maintain in full force and effect comprehensive aviation legal liability insurance in respect of the Aircraft (including engines installed from time to time on the Airframe) against public liability risks (including contractual liability, bodily injury and property damage coverage inclusive of liability to third parties and passengers and coverage for baggage, cargo and mail), including war and related perils to the fullest extent available in the principal insurance markets from time to time, in all cases with respect to or arising out of the servicing, maintenance, use, operation, ownership or leasing of the Aircraft (and any engines from time to time affixed to the Airframe), including any part attached to the Aircraft and any Engines when not installed on the Airframe. All such insurance shall be:

             (i) in amounts which are not less than the public liability and property damage insurance maintained from time to time for similar aircraft and engines in Assignee's fleet, but in no event less than a single limit of $350,000,000 per occurrence;

             (ii) of the types and in the form usually carried by
                  certificated air carriers engaged in the same or similar business as Assignee, similarly situated as Assignee and owning or operating similar aircraft and engines and that cover risks of the kind customarily insured against by such Persons; and

             (iii) carried with reputable insurers of internationally
                   recognized standing.

        (b) Policy Terms. Each policy of insurance carried in accordance with Paragraph 2(a):

             (i) shall name each Additional Insured as an additional insured, but without the Additional Insureds being liable for premiums in respect of such insurance (but reserving the right to pay the same should any of them elect to do
                  so);

             (ii) shall be payable in Dollars;

             (iii) shall provide that the insurers shall waive any right to any setoff or counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the Additional Insureds;

             (iv) shall not permit any aviation legal liability insurance deductible or self-insurance provision other than the aviation insurance industry standard deductibles for baggage, hangarkeepers and cargo legal liability;

             (v) shall provide that no amount due from Assignee or any other person to any insurer or broker shall be deducted from any amount payable to an Additional Insured under such insurance policy;

             (vi) shall provide that in respect of the interest of the
                  Additional Insureds in such policies such insurance shall not be invalidated by any action or inaction of the Assignee or any other insured and shall insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Assignee or any other insured, assuming no operation of the Aircraft by such Additional Insured;

             (vii) shall provide that if such insurance is canceled for any reason, any material adverse change is made in policy terms or conditions or such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (seven days or such lesser period as may be provided in the policy from time to time with respect to war risk and allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

            (viii)shall provide that such insurers shall hold harmless and waive any rights of subrogation against any Additional
                  Insured;

             (ix) shall be primary without right of contribution from any other insurance which is carried by any Additional Insured;

             (x) shall expressly provide that all the provisions of such policy, except the limits of liability, shall operate in the same manner as if there were a separate policy with and covering each insured; and

             (xi) if the lead insurance provider is not a U.S. insurer, a
                  U.S. service of suit clause.

   3.   Insurance Reports.

        (a) On or before the Scheduled Delivery Date for each Resale Aircraft and on or before the Delivery Date for each other Aircraft, Assignee shall cause its independent insurance brokers, who shall be of recognized international standing, to furnish to Assignor and, with respect to a Resale Aircraft, to the Dolphin Trustee and any Bridge Lender (i) a certificate of insurance describing in reasonable detail the insurance carried on or with respect to such Aircraft, and (ii) a report stating that in the opinion of such broker such insurance complies with the terms of this Schedule 2 and confirming that all premiums due in respect of such insurance have been paid.

        (b) Before the renewal date of any insurance required under this Agreement, Assignee shall cause its independent insurance brokers to furnish to Assignor (i) a certificate of insurance describing in reasonable detail the insurance carried on or with respect to all Aircraft Delivered to Assignee, and (ii) a report stating that in the opinion of such broker such insurance complies with the terms of this Schedule 2.

        (c) At the time of each of the reports furnished pursuant to Paragraphs 3(a) and 3(b) of this Schedule 2, Assignee shall cause its independent insurance brokers to advise Assignor in writing (i) promptly of any defaults in the payment of any premium and of any other act or omission on the part of Assignee or of any event of which they have knowledge that might invalidate or render unenforceable in whole or in part any insurance on the Aircraft, and (ii) of any expiration or termination of such insurance at least 30 days prior to such expiration or termination or if any insurer cancels or gives notice of cancellation of such insurance. The reports and certifications to be given under this Paragraph 3 shall confirm that the insurance extends to any Engine or Part while removed from the Airframe or any Engine.

                     SCHEDULE 3 -- LIST OF TECHNICAL RECORDS


                                     GENERAL

   Requirement

   ME/FAA Current carryovers, consolation items, and MEL deferred items on the airframe and engines and components

   FAA The original paperwork of the most recent repetitive maintenance tasks, inspections and overhaul teardowns performed on the aircraft, engines and components as required by the inspection program the aircraft is presently operated under, if the aircraft is between operators then the last program it was operated under.

   ME All computer runs must be signed by the head of Quality Control attesting to their accuracy and completeness.

   FAA       The aircraft must meet Type Certificate as originally exported.

   FAA The aircraft must be in a condition to be ferried IAW FAA DAR requirements

   ME All aircraft engineering data in paper and electronic format will be included.

   ME        Photocopy of the Certificate of Airworthiness, current or last

   ME        Photocopy of the aircraft registration current or last.

   ME        Photocopy of the aircraft radio license, current or last.

   FDA       Photocopy of the aircraft Certificate of Sanitary Construction.

   FAA A history of the incident or accidents the aircraft has been involved in.

   FAA A list of all operator produced parts used in the repair or alteration of the aircraft.

   ME        A list of all airframe component vendors.

   ME A letter from Quality Control allowing vendors to release data of work performed by them to Midwest Express for components that Midwest will be the operator of.

   FAA A list of components that the operator has performed maintenance on off the aircraft and returned to service.

   FAA List of vendors who perform substantial maintenance for the operator.


                                   POWERPLANT

   FAA Engine/Trend Monitoring ECM data for the most recent 12 month period. Identify the program used by Title and Vendor. Include Training records of those individuals performing these functions, if available.

   FAA A listing of all service bulletins which have been complied with on the engines.

   FAA Copies of all repairs accomplished to the engines that were not IAW the Manufacturers Manual or manufacturer instructions and that do not show FAA approval on them.

   FAA Engine O/H and repair data back to the last equivalent engine overhaul to include all 337's and/or FAA Form 8130-3s.

   FAA Statement from the engine shop performing the work to confirm that the engine maintenance performed in the shop was done IAW the Manufacturers Manuals.


   FAA  LIFE LIMITED PARTS:

        The current status of each life limited part including--

        a. A record of the total time-in-service of the part, expressed by each applicable standard ( i.e. Hours, Cycles, Years ).

        b. The specified life limit, as expressed by each applicable standard.

        c. A record of each removal and installation back to manufacture of each life-limited part as expressed in each applicable standard.

        d. A record of any action that has altered the part's life limit or has changed the parameters of the life limit.


   FAA  AIRWORTHINESS DIRECTIVES:

        The current status of applicable airworthiness directives, for each airframe, aircraft engine, appliance, component, or part including--

        a. The identification of the particular airframe, aircraft engine, appliance, component or part to which the airworthiness directive applies.

        b. The airworthiness directive number and, if applicable , its revision number, revision date, or amendment number.

        c. The date on which the required action was last accomplished.

        d. The total-time-in-service, as expressed by the applicable standard, as required by the AD.

        e. The method of compliance, by reference to a specific action described in the airworthiness directive, a specific description of the work performed, or a description of an alternative method of compliance with a copy of the FAA or JAA approval.

        f. If recurring action is required by the airworthiness directive the interval to the next required action as express by the applicable standard.

        g. Dirty fingerprint compliance for repetitive and terminated Airworthiness Directives

   ME   Copy of all FAA equivalent CAA Airworthiness Directives.

   FAA Statement confirming that all engine parts were Pratt and Whitney authorized and no parts were manufactured by the owner, operator, or engine repair shop for the installed engines.

   FAA  APU log books

   FAA  Engine log books

   ME   A list of all engine, and engine component vendors

   FAA Engine oil analysis reports for the last 2,000 operating hours, if available


                                    AIRFRAME

   FAA  AIRWORTHINESS DIRECTIVES:

        The current status of applicable airworthiness directives, for each airframe, aircraft engine, appliance, component, or part including--

        a. the identification of the particular airframe, aircraft engine, appliance, component or part to which the airworthiness directive applies.

        b. The airworthiness directive number and, if applicable , its revision number, revision date, or amendment number.

        c. The date on which the required action was last accomplished.

        d. The total-time-in-service, as expressed by the applicable standard, as required by the AD.

        e. The method of compliance, by reference to a specific action described in the airworthiness directive, a specific description of the work performed, or a description of an alternative method of compliance with a copy of the FAA approval.

        f. If recurring action is required by the airworthiness directive the interval to the next required action as expressed by the applicable standard.

        g. The actual signed off methods of compliance for repetitive and terminated AD's

   ME   Copy of foreign equivalent Airworthiness Directives referenced in documentation.

   FAA  LIFE LIMITED PARTS:

        The current status of each life limited part by part number and serial number including--

        a. A record of the total time-in-service of the part, expressed by each applicable standard (i.e. Hours, Cycles, Years ).

        b. The specified life limit, as expressed by each applicable standard.

        c. A record of each removal and installation back to manufacture of each life-limited part as expressed in each applicable standard.

        d. A record of any action that has altered the part's life limit or has changed the parameters of the life limit.

   FAA  ALTERATIONS:

        Records for each major alteration to each airframe, engine, appliance, component, or part since manufacture including--

        a. the identification of the particular airframe, engine, appliance, component, or part to which the major alteration applies.

        b. The date on which the  alteration was accomplished

        c. The method of accomplishment.

        d. References to approved/accepted technical data.

        e. Actual signed off accomplishment paperwork.

        Copies of all applicable modifications which have been incorporated since manufacture.

        List and copy of previous operators Modifications.

        Supplements of Maintenance Manuals, Illustrated Parts Catalogs and
             Wiring Diagram Manuals affected by modification.

   FAA  REPAIRS:

        Records for each major repair to each airframe, engine, appliance, component, or part since manufacture including--

        a. The identification of the particular airframe, engine, appliance component, or part to which the major repair applies.

        b. The date on which the repair was accomplished.

        c. The method of accomplishment.

        d. References to the FAA approved/accepted technical data

        e. Dirty fingerprint compliance.

   FAA Copies of all applicable repairs which have been incorporated since manufacture.

   FAA All repairs accomplished IAW the SRM meet the latest revision of the SRM.

   FAA  Copy of the last Compass swing

   FAA  Aircraft Maintenance and Flight Logbooks, current and past.

   FAA  Passenger cabin drawings (LOPA).

   FAA  Export Certificate of Airworthiness (from departing country)

   FAA  Company part number to vendor cross reference document.

        INSPECTION PROGRAM

   ME   Major checks (those which are accomplished at 2,000 hour intervals or greater) will have more than 1/2 life left.

   ME   Summary of routine Maintenance record which shows each major check accomplishment.

   FAA  All most recent Major inspection job cards and squawks cards.

   FAA  Component time status list.

   FAA  All Aircraft flight and maintenance log books.

   FAA  Data to determine TAT/TAC on individual days.

   ME   All CPCP reports for the aircraft.

   ME   All SID inspection results.

   FAA  Aging Aircraft S/B requirement status.

   FAA  X-ray pictures, current and last.


                                     MANUALS

   FAA  1.Current FAA Approved Flight Manual

   FAA  2.Current Manufacturer and Operator Crew Operating Manual

   FAA  3.Aircraft Weight and Balance Manual, and current operator weight and balance data

   FAA  4.Current Wiring Diagram Manual, Item Lists and Supplements

   FAA  5.Current Manufacturer Maintenance Manuals - Aircraft, Engine and APU
                  - Manufacturer and Operator and Supplements

   FAA  6.MM and IPC for post production installed equipment

   FAA  7.Current Illustrated Parts Catalogs - Aircraft, Engine, and APU and
                  Supplements

   FAA  8.Current Structural Repair Manual

   FAA  9.Last flight test report

   FAA  10.Original Export Certificate of Airworthiness issued by FAA

   ME/FAA    11.If available, the operator will provide a copy of their equivalent of:
        General Maintenance Manual
        Time Limits Manual
        Inspection Procedures
        Reliability Manual.
        Last 12 months of Reliability reports

   ME   12.LAMM Schematics

                   EXHIBIT A -- FORM OF ACCEPTANCE CERTIFICATE



                          ACCEPTANCE CERTIFICATE [___]


             Midwest Express Airlines, Inc., a Wisconsin corporation ("Assignee"), acknowledges receipt of the delivery to it by [JFS Aircraft Holdings Co., Ltd. ("JFS")]* at ____ hours on this date at _______________, _____ of the following described property, together with all parts, components and other equipment attached to and included with such property, in accordance with the terms of the [Forward Purchase Agreement, dated as of December 15, 1995, between JFS, as seller, and Dolphin Trade & Finance, Ltd., as buyer ("Assignor"), as assigned by Assignor to Assignee pursuant to the]** Assignment of Rights Agreement, dated November 14, 1997, between Assignor and Assignee (the "Assignment of Rights Agreement"):

                  (1) one McDonnell Douglas DC-9-81 airframe bearing manufacturer's serial no. ______, together with all parts, appliances, equipment, instruments, components and accessories attached to, installed in, incorporated in or appurtenant to such airframe;

                  (2) two Pratt & Whitney Model JT8D-217C aircraft engines bearing manufacturer's serial nos. ______ and ______, together with all parts, appliances, equipment, instruments, components and accessories attached to, installed in, incorporated in or appurtenant to such engines; and

                  (3) all Technical Records (as such term is defined in the Assignment of Rights Agreement), including without limitation, the documents and records set forth on Schedule 1 attached hereto [Schedule 3 to be attached].

             IN WITNESS WHEREOF, the Assignee has duly executed this Acceptance Certificate [___] this ____ day of _______, ____.

                                      MIDWEST EXPRESS AIRLINES, INC.


                                      By:_______________________________
                                      Name:
                                      Title:

   * Delete if the Aircraft is a Resale Aircraft and insert names of Dolphin and Dolphin Trustee.

   **   Delete if the Aircraft is a Resale Aircraft.

                    EXHIBIT B -- FORM OF ASSIGNMENT AGREEMENT



                           ASSIGNMENT AGREEMENT [___]


             This ASSIGNMENT AGREEMENT [___], dated _________, ____ (the "Assignment"), is between Dolphin Trade & Finance, Ltd. (the "Assignor") and Midwest Express Airlines, Inc. (the "Assignee").

   RECITALS:

             (A) The Assignor and Assignee have entered into that certain Assignment of Rights Agreement, dated November 14, 1997 ( the "Assignment of Rights Agreement").

             (B) Pursuant to the Assignment of Rights Agreement, Assignor has agreed to assign to Assignee on their respective Delivery Date all of its rights under the Forward Purchase Agreement with respect to the Aircraft (other than the Resale Aircraft) to be delivered on such Delivery Date and its obligation to pay the purchase price with respect to such Aircraft in the amount set forth in the Assignment of Rights Agreement.

             NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Assignor and Assignee agree as follows:

             1. Definitions. Capitalized terms used but not defined in this Assignment shall have the meanings given such terms in the Assignment of Rights Agreement.

             2. Assignment. The Assignor hereby sells, assigns, transfers and conveys to the Assignee (a) all of the Assignor's right, title and interest in and to the Forward Purchase Agreement with respect to the aircraft and engines set forth on the attached Annex 1 (the "Aircraft") and its related Technical Records, and (b) the Assignor's obligation to pay the JFS Purchase Price (the "Payment Obligation") with respect to the Aircraft, except that the Assignor hereby reserves and does not transfer the Reserved Rights with respect to the Aircraft.

             3. Assumption by Assignee. The Assignee hereby accepts the foregoing sale, assignment, transfer and conveyance of, and assumes, all of the Assignor's right, title and interest in the Forward Purchase Agreement, subject to the Reserved Rights, and of the Payment Obligation with respect to the Aircraft.

             4. Obligations of Assignor. Assignor acknowledges and confirms for the benefit of JFS that, without limiting the Payment Obligation of Assignee, nothing set forth in the Assignment of Rights Agreement or this Assignment shall relieve or release Assignor from its liability for the full and punctual performance of all obligations of "Forward Purchaser" under the Forward Purchase Agreement.

             5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in the State of New York by residents of such State and to be performed entirely within such State, without giving effect to any choice or conflict of law provision which would cause the application of the laws of any jurisdiction other than the State of New York.

             6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Assignment.

             IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment Agreement [___] to be executed by their duly authorized officers as of the date first above written.

   DOLPHIN TRADE & FINANCE,                MIDWEST EXPRESS AIRLINES, INC., as
        LTD., as Assignor                       Assignee



   By:_______________________________      By:_______________________________
   Name:                                   Name:
   Title:                                  Title:

                       EXHIBIT C -- CONSENT AND AGREEMENT



             This CONSENT AND AGREEMENT, dated November 14, 1997 (this "Consent"), is issued by JFS Aircraft Holdings Co., Ltd., a Japanese corporation ("JFS"), for the benefit of Dolphin Trade & Finance, Ltd., ("Assignor") and Midwest Express Airlines, Inc., a Wisconsin corporation ("Assignee").

             In consideration of Ten Dollars and for other good and valuable consideration whose receipt and sufficiency JFS hereby acknowledges, JFS agrees as follows:

             1. Capitalized terms used but not defined in this Consent shall have the meaning given such terms in the Assignment of Rights Agreement, dated November 14, 1997, between Assignor and Assignee (the "Assignment of Rights Agreement").

             2. JFS acknowledges and consents to all of the terms of the Assignment of Rights Agreement, including (a) the assignment by Assignor to Assignee and the assumption by Assignee on each Delivery Date of (i) all of Assignor's right, title and interest in the Aircraft to be Delivered on such Delivery Date, subject to Assignor's retention of the Reserved Rights, and (ii) the Payment Obligation with respect to such Aircraft, in each case as set forth in the Assignment Agreement for each Aircraft to be executed and delivered on the Delivery Date for such Aircraft, and (b) the appointment set forth in Section 2.7 of the Assignment of Rights Agreement of Assignee as Assignor's agent for purposes of inspecting the Aircraft under the Forward Purchase Agreement and for conducting the test flights for such Aircraft.

             3. Except for the Payment Obligation, Assignee shall not be liable for any of the obligations or duties of Assignor under the Forward Purchase Agreement, nor shall any of the Operative Documents give rise to any duties or obligations on the part of Assignee to JFS, including without limitation, under Section 3.3 of the Forward Purchase Agreement; provided, however, that it is expressly understood that Assignor shall remain responsible with respect to each of such duties and obligations.

             4. JFS acknowledges and agrees that Assignee shall be designated by JFS as an AInspector@ pursuant to Article 18 of the Lease and shall cooperate with Assignee to ensure compliance by Lessee with the terms thereof.

             5. Upon confirmation by the Paying Agent to JFS before each Delivery Date that the Paying Agent is holding the JFS Purchase Price for the Aircraft to be delivered on such Delivery Date, JFS shall perform its obligations under the Forward Purchase Agreement with respect to such Aircraft for the benefit of Assignee as well as Assignor, including the following agreements supplementing the agreements of JFS set forth in the Forward Purchase Agreement:

                  (a) JFS shall cooperate with Assignor and Assignee by taking all actions reasonably necessary to enable Assignor and Assignee to (i) cause the issuance by the JAA of an Export Certificate of Airworthiness for such Aircraft; (ii) make application to the JAA for the deregistration of such Aircraft, and (iii) cause such Aircraft to be deregistered by the JAA, and in connection with the Assignor and Assignee taking such actions JFS shall relinquish the Certificate of Airworthiness of such Aircraft;

                  (b) on each Delivery Date with respect to each Aircraft (other than a Resale Aircraft), JFS shall deliver to Special FAA Counsel on behalf of Assignee (i) an FAA Bill of Sale on AC Form 8050-2 covering the Aircraft to be Delivered to Assignee on such Delivery Date, and (ii) a Full Warranty Bill of Sale in the form attached as Exhibit A to the Forward Purchase Agreement covering such Aircraft (except that references in such Warranty Bill of Sale to Assignor and the registered address of Assignor shall be amended to refer to Assignee and to the address of Assignee set forth in Section 12.3(b) of the Assignment of Rights Agreement); and

                  (c) on each Delivery Date with respect to each Resale Aircraft, JFS shall deliver to Special FAA Counsel on behalf of Assignee (i) an FAA Bill of Sale on AC Form 8050-2 covering the Resale Aircraft to be Delivered to Assignor on such Delivery Date, and (ii) a Full Warranty Bill of Sale in the form attached as Exhibit A to the Forward Purchase Agreement covering such Resale Aircraft.

             6. From and after the Delivery Date of an Aircraft pursuant to the Forward Purchase Agreement and the receipt of payment in full for such Aircraft, JFS will not assert any lien or claim against such Aircraft or any part thereof, or against Assignee relating to such Aircraft or any part thereof, arising prior to the time of such Delivery or in respect of any work or services performed on such Aircraft prior to the time of Delivery.

             7. This Consent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in the State of New York by residents of such State and to be performed entirely within such State, without giving effect to any choice or conflict of law provision which would cause the application of the laws of any jurisdiction other than the State of New York.

             IN WITNESS WHEREOF, JFS has caused this Consent and Agreement to be executed by its duly authorized officer as of the date first above written.

                                      JFS AIRCRAFT HOLDINGS CO., LTD.


                                      By:____________________________
                                      Name:
                                      Title:

              EXHIBIT D -- FORM OF TECHNICAL ACCEPTANCE CERTIFICATE


                     TECHNICAL ACCEPTANCE CERTIFICATE [___]


             Midwest Express Airlines, Inc., a Wisconsin corporation ("Assignee"), hereby acknowledges delivery to Dolphin Trade & Finance, Ltd. ("Assignor") by JFS Aircraft Holdings Co., Ltd. ("JFS") on this date of the following described property, together with all parts, components and other equipment attached to and included with such property (collectively, the "Resale Aircraft"), in accordance with the terms of the Forward Purchase Agreement, dated as of December 15, 1995, between JFS, as seller, and Assignor, as buyer:

                  (1) one McDonnell Douglas DC-9-81 airframe bearing manufacturer's serial no. ______, together with all parts, appliances, equipment, instruments, components and accessories attached to, installed in, incorporated in or appurtenant to such airframe;

                  (2) two Pratt & Whitney Model JT8D-217C aircraft engines bearing manufacturer's serial nos. ______ and ______, together with all parts, appliances, equipment, instruments, components and accessories attached to, installed in, incorporated in or appurtenant to such engines; and

                  (3) all Technical Records (as such term is defined in the Assignment of Rights Agreement), including without limitation, the documents and records set forth on Schedule 1 attached hereto [Schedule 3 to be attached].

             Assignee hereby unconditionally and irrevocably accepts and agrees to the sufficiency of the condition of such Resale Aircraft for all purposes of the Assignment of Rights Agreement, dated November 14, 1997, between Assignor and Assignee (the "Assignment of Rights Agreement"), including for purposes of the Delivery of such Resale Aircraft from Assignor or the "Dolphin Trustee" (as such term is defined in the Assignment of Rights Agreement) to Assignee.

             IN WITNESS WHEREOF, the Assignee has duly executed this Technical Acceptance Certificate [___] this ____ day of _______, ____.

                                      MIDWEST EXPRESS AIRLINES, INC.


                                      By:_______________________________
                                      Name:
                                      Title:

               EXHIBIT E -- FORM OF DOLPHIN TRUSTEE'S BILL OF SALE

                                  Bill of Sale



             DOLPHIN TRADE & FINANCE, LTD., a British Virgin Islands company ("Dolphin") and [NAME OF DOLPHIN TRUSTEE], not in its individual capacity but solely as owner trustee f/b/o Dolphin (the "Dolphin Trustee"), hereby certify jointly and severally that they are the owners of a certain McDonnell Douglas DC-9-81 aircraft bearing manufacturer's serial number _____ and the registration mark N_____, and equipped with the engines bearing serial numbers ______ and ______, together with all appliances, parts, instruments, appurtenances, accessories, furnishings, modules, radar, radio and other equipment and property installed on or attached to said aircraft and said engines or destined for use with respect to the same (the "Aircraft") and all technical data, manuals, log books and other records relating to each Aircraft or any part thereof (the "Technical Records"), free and clear from all liens, claims, mortgages, charges, pledges, leases or other rights or encumbrances of any nature created by, or arising out of, Dolphin or the Dolphin Trustee.

             In consideration of the receipt of the sum of US$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dolphin and the Dolphin Trustee do hereby grant, convey, transfer, bargain and sell, deliver and set over to Midwest Express Airlines, Inc., a Wisconsin corporation (the "Buyer"), all of Dolphin's and Dolphin Trustee's right, title and interest in and to the Aircraft and the Technical Records.

             Dolphin and the Dolphin Trustee hereby warrant jointly and severally to the Buyer and its successors and assigns that there is hereby transferred to Buyer all right, title and interest in and to the Aircraft and the Technical Records transferred to Dolphin and the Dolphin Trustee by JFS Aircraft Holdings Co., Ltd. pursuant to the Full Warranty Bill of Sale, dated ___________, ____, an original of which is attached, free and clear of all liens, claims, mortgages, charges, pledges, leases or other rights or encumbrances of any nature whatsoever created by arising out of Dolphin or the Dolphin Trustee, and Dolphin and Dolphin Trustee hereby agree jointly and severally with Buyer and its successors and assigns that Dolphin and Dolphin Trustee will warrant and defend such title hereunder forever against all claims and demands whatsoever.

             This Bill of Sale shall in all respects be governed by and construed in accordance with the internal laws of New York (but without regard to any conflicts of laws rule which might result in the application of the laws of any other jurisdiction).


   Made and delivered in                            on this           day of
                         , 19   .



   For and on behalf of DOLPHIN TRADE &
   FINANCE, LTD.


   By
   Name:
   Title:


   For and on behalf of [NAME OF DOLPHIN
   TRUSTEE], not in its individual capacity but solely as Owner Trustee f/b/o Dolphin


   By
   Name:
   Title:


                                      Read and agreed
                                      For and on behalf of
                                      MIDWEST EXPRESS AIRLINES, INC.
                                      as Buyer


                                      By
                                      Name:
                                      Title: